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As filed with the Securities and Exchange Commission on December            , 2007

File No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATTLES ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1365429 (I.R.S. Employer Identification Number)
321 West 84th Ave., Suite A Thornton, CO 80260 (303) 801-4028 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark J. Wattles
Chairman of the Board and Chief Executive Officer
321 West 84th Ave., Suite A
Thornton, CO 80260
(303) 801-4028
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889—Facsimile	Alejandro E. Camacho, Esq. Jay L. Bernstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000 (212) 878-8375—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	23,000,000	$10.00	$230,000,000	$7,061

Shares of Common Stock included as part of the Units(2)	23,000,000	—	—	—(3)

Warrants included as part of the Units(2)	23,000,000	—	—	—(3)

Shares of Common Stock underlying the Warrants included in the Units(2)(4)	23,000,000	$7.50	$172,500,000	$5,296

Total			$402,500,000	$12,357

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,000,000 units, and 3,000,000 shares of common stock and 3,000,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	December , 2007

$200,000,000

WATTLES ACQUISITION CORP.

20,000,000 Units

Wattles Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or any other similar business combination, an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the consumer products and retail industry, but will not be limited to pursuing acquisition opportunities only within that industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $10.00 per unit and consists of:

–>
one share of our common stock; and

–>
one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination or              , 2009 [one year from the date of this prospectus], and will expire on             , 2012 [four years from the date of this prospectus], or earlier upon redemption or liquidation of the trust account described below.

We have granted the underwriters a 30-day option to purchase up to 3,000,000 additional units (over and above the 20,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover net syndicate short positions resulting from the initial distribution.

Wattles Capital, LLC, our sponsor, has agreed to purchase 5,750,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $5,750,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange, or the AMEX, under the symbol "         " on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol "         " and the common stock and warrants will be listed on the AMEX under the symbols "         " and "         ", respectively. The common stock and warrants comprising the units will begin separate trading five days following the earlier to occur of the expiration of the underwriters' over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Investing in our securities involves a high degree of risk. See "Risk factors" beginning on page 28 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$10.00	$200,000,000

Underwriting discounts and commissions(1)	$0.70	$14,000,000

Proceeds, before expenses, to us	$9.30	$186,000,000

(1)
Includes deferred underwriting discounts and commissions in the amount of $7,000,000 ($0.35 per unit), or $8,050,000, if the underwriters over-allotment option is exercised in full, payable to the underwriters, only upon consummation of a business combination. If a business combination is not consummated, such deferred underwriting discounts and commissions will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made to our sponsor prior to the consummation of this offering, $197,900,000 ($9.90 per unit) will be deposited into the trust account at JP Morgan Chase Bank NA maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes deferred underwriting discounts and commissions in the amount of $7,000,000 ($0.35 per unit), or $8,050,000 if the underwriters' over-allotment option is exercised in full, payable to the underwriters only upon consummation of a business combination.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about                            , 2008.

UBS Investment Bank	Ladenburg Thalmann & Co. Inc.

The date of this prospectus is                           , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

Prospectus summary	1
The offering	6
Summary financial data	26
Risk factors	28
Cautionary note regarding forward-looking statements	57
Use of proceeds	59
Dilution	64
Capitalization	66
Management's discussion and analysis of financial condition and results of operations	67
Proposed business	73
Management	96
Principal stockholders	103
Certain relationships and related transactions	105
Description of securities	108
Material U.S. federal income tax considerations	119
Underwriting	124
Legal matters	128
Experts	128
Where you can find additional information	128
Index to financial statements	F-1

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of the information.

i

Prospectus summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under "Risk factors" and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

–>
references to "we," "us," "our," "company" or "our company" are to Wattles Acquisition Corp.;

–>
references to "initial business combination" and to "business combination" are to our initial acquisition of one or more operating businesses or assets with a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination; we will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning no more than one share less than 30.0% of the shares sold in this offering both exercise their redemption rights and vote against the proposed business combination, and (iii) a majority of the shares of common stock outstanding have approved an amendment to our charter to provide for perpetual existence;

–>
References to "initial shares" are to the 5,750,000 shares of our common stock issued to our sponsor, up to 750,000 of which are subject to forfeiture by our existing stockholder if the underwriters' over-allotment option is not exercised;

–>
references to "existing stockholder" are to Wattles Capital, LLC;

–>
references to "private placement" are to the sale of 5,750,000 warrants to our sponsor at a price of $1.00 per warrant, for an aggregate purchase price of $5,750,000, in a private placement that will occur immediately prior to the consummation of this offering;

–>
references to "public stockholders" are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including our existing stockholder to the extent he acquires such shares in this offering or afterwards (and solely with respect to such shares);

–>
references to our "sponsor" are to Wattles Capital, LLC;

–>
references to "insider warrants" are to the warrants to purchase an aggregate of 5,750,000 shares of our common stock being purchased by our sponsor in the private placement;

–>
references to a "target business" are to one or more operating businesses or assets which, after completion of this offering, we may target for a potential business combination; and

–>
unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

OUR BUSINESS

We are a newly-organized blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the consumer products and retail industry throughout the world, but our efforts in identifying a prospective target business will not be limited to the consumer products and retail industries.

Our officers and directors have extensive relationships in the consumer products and retail industry and our management team has substantial expertise in the consumer products and retail industry operations, as well as in identifying, negotiating, financing and structuring the consumer products and retail industry related acquisitions. While we intend to focus on potential acquisition targets in the consumer products and retail industry, we may also pursue opportunities in other industries involving businesses outside of management's expertise. The discussion in this prospectus relating to the consumer products and retail industry may be irrelevant if we pursue acquisition opportunities outside of this industry.

We will seek to capitalize on the significant management, investment and public corporation experience of Mark J. Wattles, our President and Chief Executive Officer, and the relationships and industry expertise of our executive officers and board members. We believe the substantial experience of our management and directors in identifying, negotiating, financing and structuring acquisitions and managing public and private companies will be instrumental to our success.

Mr. Wattles has extensive experience in the consumer products and retail industries, which are the primary areas of focus for our initial business combination. Mr. Wattles was the founder of Hollywood Entertainment Corporation, which he established in 1988 with a single video store and grew through new store openings and acquisitions into a publicly-traded national operator of more than 2,000 video superstores and more than 700 video game specialty stores generating nearly $2 billion in sales. In April 2005, Hollywood was sold to Movie Gallery, Inc. for $1.3 billion in cash. In March 1999, Mr. Wattles was a founding investor in Service Magic, on online marketplace which was sold in September 2004 for $174 million to USA Interactive. In May 2002, Mr. Wattles partnered with the co-founders of Lone Star Steakhouse & Saloon, Inc. in establishing Firebirds Rocky Mountain Grill, an upscale casual dining concept that has expanded to 12 restaurants in six states.

In addition to his experience as a founder and manager of businesses, Mr. Wattles also has experience acquiring companies, including turnaround and restructuring experience from his acquisition of assets of Ultimate Electronics in April 2005 through bankruptcy proceedings. Ultimate Electronics was a retailer of home entertainment and consumer electronics with 65 stores in 14 states. In 2006, Mr. Wattles acquired Manuel Designs LLC, a start-up fashion design and clothing manufacturer. Today, Manuel apparel is featured in both large and small specialty retailers and department stores nationally and internationally.

We believe our competitive strength resides in our management team's ability to identify, acquire and operate companies in the retailing or consumer products fields that have either 1. significant growth potential that can be more quickly realized with the addition of our financial resources and/or management expertise, or 2. underperforming businesses and businesses that may need financial and/or operational restructuring that could benefit from our operational expertise and our network of relationships in the financial and business community.

We do not have any specific initial business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we intend to focus on potential acquisition targets in the consumer products and retail industry, we may also pursue opportunities in other industries. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the the consumer products and retail industry, we may pursue such other opportunity. While our potential acquisition targets will include companies with a positive cash flow, we may consider a strategy that targets fundamentally strong companies that have been mismanaged or undermanaged. This strategy would seek to execute strategic and operational initiatives that will result in higher sales, lower expenses and enhanced free cash flow. Though the strategy does not primarily rely on leverage or other balance sheet opportunities, we may also seek to enhance value through optimization of a target company's capital structure, including adjusting a company's leverage to levels that we think are more efficient. There is no time or date certain or monetary milestone associated with when we may begin looking for acquisition opportunities outside of the consumer products and retail industry. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders.

While we may seek to effect business combinations with more than one target business, our business combination must be with a target business (or businesses) whose fair market value is at least equal to 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of such acquisition. If we acquire less than 100.0% of one or more target businesses in our business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

While we do not intend to pursue an initial business combination with any company that is affiliated with our existing stockholder, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representatives of the underwriters, that such an initial business combination is fair to our stockholders from a financial point of view.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we will need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least 51% of the voting equity interests in the target business. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the AMEX, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the AMEX, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

POTENTIAL CONFLICTS OF INTEREST

Our directors and officers may have similar legal obligations relating to presenting business opportunities to multiple entities to the extent of the directors' and officers' multiple affiliations. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the conflicts mentioned herein will be resolved in our favor.

Each of our directors and officers have, or may come to have, to a certain degree, other fiduciary obligations to the extent they serve as directors and officers of other companies. Under Delaware law, each of our officers and directors may have fiduciary duties to us and to other companies for which they serve as a director or officer. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director's or officer's own interest or in the interest of another person or an organization with which the officer or director is associated. As a result of our sponsor's significant ownership stake in us, there are certain potential conflicts of interest after an acquisition has been consummated, potential competition and business relationships with each other.

The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. Investors should be aware of the following potential conflicts of interest:

–>
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities.

–>
Our officers and directors may, in the future, become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

–>
In the course of their business activities for other companies, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to such other company. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

–>
Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed or by us in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may compete with us.

PRIVATE PLACEMENT

Prior to the consummation of this offering, our sponsor will purchase an aggregate of 5,750,000 insider warrants from us at a price of $1.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended, or the Securities Act. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of an initial business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of an initial business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate an initial business combination, in which event the insider warrants will expire worthless. No placement fees will be payable on the warrants sold in the private placement.

All of the gross proceeds from the sale of the 5,750,000 insider warrants in the private placement, or $5,750,000, will be deposited into the trust account.

Our executive offices are located at 321 West 84th Ave., Suite A, Thornton, CO 80260, and our telephone number at that location is (303) 801-4028.

The offering

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:
	–>	one share of common stock; and
	–>	one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option, which is 30 days from the date of this prospectus (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see "Description of securities—Units."

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.
Common stock
Number outstanding before this offering	5,750,000 shares(1)

(1)
This number includes an aggregate of up to 750,000 shares of our common stock subject to forfeiture by our existing stockholder if the underwriters' over-allotment option is not exercised.

Number to be outstanding after this offering	25,000,000 shares(2)
Warrants:
Number outstanding before this offering and private placement	0 warrants
Number to be outstanding after this offering and private placement	25,750,000 warrants (which includes the insider warrants)
Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.
Exercise price	$7.50
Exercise period	The warrants will become exercisable on the later of:
	–>	the completion of our initial business combination, or
	–>	[ ], 2009 [one year from the date of this prospectus]
However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants.
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York City time, on [ ], 2012 [four years from the date of this prospectus] or earlier upon redemption or liquidation of the trust account.
Redemption	We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) without the consent of the representatives or any third party:
	–>	in whole and not in part,
	–>	at a price of $0.01 per warrant at any time after the warrants become exercisable,
	–>	upon not less than 30 days' prior written notice of redemption, and
	–>	if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

(2)
Assumes that the underwriters' over-allotment option has not been exercised and 750,000 shares of our common stock have been forfeited by our existing stockholder.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.
None of the insider warrants are redeemable while held by our sponsor or its permitted assigns.
Private Placement
Our sponsor has agreed to purchase 5,750,000 insider warrants prior to the consummation of the offering at the price of $1.00 per warrant for a total purchase price of $5,750,000, all of which is to be financed from the sponsor's funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5,750,000 purchase price of the insider warrants will become an asset to be included as part of the liquidation amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will expire worthless. See "Proposed business—Effecting a business combination—Liquidation if no business combination" below.

The insider warrants will be identical to those sold in this offering except that: (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of our initial business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of our initial business combination.

If any of our officers or directors or our sponsor acquire units or warrants for their own account in this offering or in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holder of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non-redeemable in order to provide our sponsor a potentially longer exercise period for those warrants because it will bear a higher risk than that of public warrant holders due to the fact the insider warrants are subject to transfer restrictions and to a longer holding period than that of the public warrant holders, and also to loss of investment upon liquidation, as described above. If the price of our common stock declines in periods subsequent to a warrant redemption and our sponsor continues to hold the insider warrants, the value of those insider warrants may also decline.
No commissions, fees or other compensation will be payable in connection with the private placement.
Proposed AMEX symbols for our:
Units	" "
Common stock	" "
Warrants	" "
Offering and private placement proceeds to be held in trust
Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to our sponsor, $197,900,000 ($9.90 per unit), or $226,850,000 ($9.86 per unit) if the over-allotment option is exercised in full, will be deposited into the trust account at JP Morgan Chase Bank NA maintained by American Stock Transfer & Trust Company acting as trustee. Of this amount, up to $190,900,000 ($218,800,000 if the underwriters' over-allotment option is exercised in full) may be used by us for the purpose of effecting a business combination and $7,000,000 ($0.35 per unit), or $8,050,000 if the underwriters' over-allotment option is exercised in full, will be payable to the underwriters if a business combination is consummated.

We believe that the inclusion in the trust account of the underwriters' deferred underwriting discounts and commissions and the proceeds of the private placement is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if a liquidation of our company occurs prior to our completing a business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our business combination or our dissolution and liquidation. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that there may be released to us from the trust account interest earned on the funds in the trust account: (i) to pay any taxes and (ii) up to an aggregate of $2,500,000 of interest income for working capital purposes. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from $50,000 of the net proceeds of this offering not held in the trust account.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Anticipated expenses and funding sources
We believe that, upon consummation of this offering, the estimated $50,000 of net proceeds not held in the trust account, plus the up to $2,500,000 of interest earned on the trust account balance, as well as amounts necessary to pay our tax obligations, that may be released to us, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.
We anticipate that we will incur approximately:
$918,000 of expenses for legal, accounting and other third-party expenses attendant to, structuring and negotiating of a business combination;
$867,000 of expenses for the due diligence and investigation of prospective target businesses by our officers, directors and existing stockholder;

$255,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
$180,000 for the administrative fee payable to Wattles Capital Management, LLC, an affiliate of our sponsor, for office space and related services ($7,500 per month for twenty-four months); and
$330,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient our sponsor and Mr. Wattles, our Chairman and Chief Executive Officer, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses. We have questioned our sponsor and Mr. Wattles on their respective financial net worths and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy these obligations if they are required to do so.
Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or their affiliates other than:
	–>	repayment of an aggregate of $237,500 in non-interest bearing loans made by our sponsor to cover offering expenses;
	–>	reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and
–>
payment to our sponsor of $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the effective date.

Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Stockholders must approve initial business combination
We will seek stockholder approval before we effect our business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.

We will proceed with a business combination only (i) if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30.0% of the shares of common stock sold in this offering both exercise their redemption rights described below and vote against the business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

In connection with the stockholder vote required to approve any initial business combination, our existing stockholder has agreed to vote the shares of common stock owned by him immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, existing stockholder, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval. Accordingly, our sponsor, existing stockholder, directors and officers will not be able to exercise redemption rights with respect to any potential initial business combination.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.

Although our sponsor, officers and directors have no current intentions to make such purchases, the sponsor and directors and officers are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the sponsor, directors or officers, as the case may be. In the event our sponsor, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved.

Although our sponsor, officers, directors and affiliates currently have no intention of entering into private stock purchase arrangements with our stockholders subsequent to this offering, they may do so in the future both as an expression of confidence in the value of our common stock following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.

We, our sponsor, officers, directors and/or affiliates anticipate that they will identify the stockholders with whom the sponsor, officers, directors or affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of proxy cards submitted by stockholders at the time of the initial business combination. To the extent that we, our sponsor, officers, directors or affiliates enter into a private purchase, we would identify and contact only potential selling stockholders who have expressed their intention to vote, or who have already voted, against the initial business combination. Pursuant to the terms of such arrangements, any shares so purchased by us, our officers, directors or affiliates would then be voted, or prior votes against would then be changed to votes, in favor of the initial business combination. The terms of such purchases would operate to facilitate the consummation of the proposed business combination by potentially reducing the number of shares voted against the business combination to less than 30.0% of the shares (minus one share) sold in this offering

Any shares purchased from stockholders by us, our sponsor, officers, directors or affiliates would be purchased at a price to be negotiated between such stockholders on the one hand and us, our sponsor, officers, directors or affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholders'

position in our stock and the method and timing of payment from us or from our sponsor, officers, directors or affiliates for such shares. None of our officers, directors or affiliates have any current intention to make any such purchases; however, should they decide to do so, it is possible that the value of the purchase price thereof would exceed the per share amount to be distributed from trust upon liquidation.

Any stock purchases by us, our sponsor, officers, directors or affiliates, as described above, will be consummated pursuant to privately negotiated arrangements rather than through open market purchases in order to avoid disruption in the marketplace due to the possible relative illiquidity of our stock and in order to avoid the potential characterization of such open market purchases as a tender offer by us, our officers, directors or affiliates.

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give prior written notice of any meeting at which a vote shall be taken to approve a business combination during a period of not less than 10 days nor more than 60 days prior to such meeting.
Conditions to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80.0% of our assets in the trust account (excluding deferred underwriting discounts and commissions) at the time of such initial business combination. Accordingly, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80.0% of our assets held in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80.0% of our assets held in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target business. Our ability to consummate an initial business combination with one or more target businesses that have a fair market value of at least 80.0% of our assets held in the trust account (excluding deferred and underwriting discounts and commissions, as described above) will be more difficult because we will allow public stockholders owning 30% of the shares (minus one share) sold in this offering to vote against the business combination and exercise redemption rights. In contrast, most blank check companies with similar business plans as ours allow public stockholders owning 20% of the shares (minus one share) sold in their initial public offering to vote against the business combination and exercise redemption rights. The distinction between our 30.0% redemption threshold and the typical 20.0% redemption threshold of blank check companies with similar business plans as ours is that our higher redemption threshold may (depending on how many shares are ultimately redeemed) result in decreased assets in our trust to either fund our initial business combination or to meet our obligations after a business combination. As a result, we may be required to use substantially all of the cash in the trust account to pay the purchase price of an initial business combination. In addition, we may be precluded from pursuing business combinations with certain entities since other entities may be concerned that if a significant number of stockholders exercise their redemption rights we will have less cash available to use in our operations following a business combination. If necessary, we will seek to obtain additional equity or debt financing to consummate a business combination that satisfies the 80.0% threshold required for a business combination and provide funds for our operations after a business combination. However, we have had no preliminary discussions and we have no plans, agreements or commitments or understandings with respect to any such financings. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We will not enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

We will consummate our initial business combination only if a quorum is constituted as described above and, as required by our amended and restated certificate of incorporation, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning less than 30.0% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights as described below. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our initial business combination is approved by a majority of our outstanding shares of common stock. Because we will allow public stockholders owning up to 30.0% of the shares (minus one share) sold in this offering to exercise redemption rights and still consummate a business combination differentiates us from other blank check companies with similar business plans as ours since such other blank check companies typically only allow public stockholders owning up to 20.0% of the shares (minus one share) to exercise redemption rights. Depending on how many shares are ultimately redeemed, this distinction could result in (i) an initial business combination being approved which would not otherwise have been approved if we had the typical redemption threshold (ii) requiring us to use substantially all of the cash in the trust account to pay the purchase price of an initial business combination in case a larger percentage of stockholders exercise their redemption rights than we expect and (iii) less cash available to use in furthering our business plan following a business combination. We have set the redemption percentage at 30.0% (minus one share) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 30.0% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who seek to exercise redemption rights will not be significantly impacted since they will still be paid the redemption price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. If necessary we will seek to obtain additional financing either to consummate our initial business combination and/or to fund our operations following a business combination in which case we may issue additional securities or incur debt. Under the terms of our amended and restated certificate of incorporation, the provision relating to redemption may not be amended without the affirmative vote cast at a meeting of stockholders of at least 95.0% of the common stock issued in the offering prior to consummation of an initial business consummation. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, we will not take any action to amend or waive these provisions. Even though the validity of such limitation under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 30.0% (minus one share) threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that public stockholders holding up to 30.0% of the shares sold in this offering (minus one share) may redeem their shares for cash by exercising their redemption rights and the initial business combination will still go forward.

Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders' meeting will have no effect on the outcome of the transaction.
Redemption rights for stockholders voting to reject a business combination
Public stockholders voting against a business combination that is approved and completed will be entitled to redeem their common stock for a pro rata share of the trust account (initially approximately $9.90 per share, or approximately $9.86 per share if the over-allotment option is exercised) plus a portion of the interest earned on the trust account but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group", will be restricted from seeking redemption rights with respect to more than 10.0% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder holding more than 10.0% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder's ability to convert only 10.0% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.
Voting against the business combination alone will not result in redemption of a stockholder's shares of common stock for a pro rata share of the trust account. Such stockholder must also exercise its redemption rights described below. Our threshold for redemption rights has been established at 30.0% in order for our offering to be competitive with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20.0% threshold. We have increased the threshold to reduce the risk of a small group of stockholders holding a block of our stock will be able to prevent us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 30.0% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who seek to exercise redemption rights will not be significantly impacted since they will still be paid the redemption price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own.

Even if less than 30.0% of the public stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our business combination. In such event, we may be forced to find additional financing to consummate such initial business combination, consummate a different initial business combination or dissolve and liquidate. This may limit our ability to effectuate the most attractive initial business combination available to us.

Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination; each stockholder must also affirmatively exercise its redemption rights in order to receive its pro rata share of the trust account. However, if public stockholders owning 30.0% or more of the shares of common stock sold in this offering vote against the business combination and elect to redeem their shares of common stock, we will not proceed with such initial business combination. Public stockholders that redeem their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. Traditionally, in order to perfect redemption rights in connection with a blank check company's initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder's election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposed initial business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination.

If a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target business until twenty four months from the date of this prospectus. If the business combination is not approved or completed for any reason, then public stockholders voting against our business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder.
As noted above, our sponsor is not entitled to redeem any of its shares of common stock acquired prior to this offering for a pro rata share of the trust account.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.10 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.90 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price. Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non-redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.
Dissolution and liquidation if no initial business combination
If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus], our corporate existence will cease by operation of law except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law and promptly distribute only to our public stockholders the amount held in the trust account (plus a portion of the interest earned on the trust account) but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital and dissolution and liquidation expenses, and a pro rata share of any remaining assets outside of the trust, subject to any valid claims by our creditors that are not covered by amounts held in the trust account or the indemnity provided by our sponsor, Wattles Capital, LLC and Mr. Wattles, our Chairman and Chief Executive Officer.
We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.90, plus interest then held in the trust account, for the following reasons:
–>
Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).
–>
While we will seek to have all vendors and service providers, other than our independent accountants (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. In order to protect the amounts held in the trust account, our sponsor and Mr. Wattles have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Despite these obligations, we cannot assure you that our sponsor and Mr. Wattles will be able to satisfy those obligations, if required to do so. In the event the proceeds held in the trust account are reduced and our sponsor and Mr. Wattles assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and Mr. Wattles to enforce their indemnification obligations to us as and when we deem appropriate, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance.

We anticipate the distribution of the funds in the trust account to our public stockholders, subject to our obligations under Delaware law to provide for claims of creditors, will occur within 10 business days from the date our corporate existence ceases.

Our sponsor has waived its rights to participate in any liquidation distribution with respect to all shares of common stock owned by it prior to this offering, including the common stock underlying the insider warrants. In addition, if we liquidate, the underwriters have agreed to waive their right to the $7,000,000 of deferred underwriting discounts and commissions plus interest earned thereon deposited in the trust account for their benefit. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

However, if our existing stockholder or any of our officers or directors acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period.
Amended and restated certificate of incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote of at least 95.0% of our outstanding common stock) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, they are intended to protect our stockholders by requiring a supermajority vote in favor of such a change in order for it to become effective. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). This provision may only be amended in connection with, and upon the consummation of, a business combination. In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock outstanding. We will only consummate a business combination if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved and consummated. We view this provision terminating our corporate existence on , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting a business combination to our stockholders for approval.
Escrow of existing stockholder's shares and insider warrants
On the date of this prospectus, our sponsor will place the shares of common stock it owned prior to this offering and the insider warrants purchased in the private placement into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to family members and trusts for estate planning purposes, in each case where the transferee agrees to remain subject to the escrow agreement and the terms of the insider letter executed by our sponsor), the shares of common stock, insider warrants or shares of common stock issued on exercise of the insider warrants will not be transferable during the escrow period and will not be released from escrow until 30 days after the consummation of a business combination, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 750,000 shares of common stock cancelled as described above or if we were to consummate a transaction after the business combination that results in all of the stockholders of the transaction having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, all of the existing stockholder's shares will be cancelled. For more information, see "Principal stockholders."
Additional transfer restrictions
In addition to the restrictions described in "Escrow of existing stockholders' shares and insider warrants" above, our sponsor, existing stockholder, directors and officers have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction.

Audit committee to monitor compliance
Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of Offering Amount
In determining the size of the offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement and the sale of the insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80.0% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $7.0 million or $8.05 million if the over-allotment option is exercised in full) at the time of the initial business combination.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Comparison to offerings of blank check companies." You should carefully consider these and the other risks set forth in the section entitled "Risk factors" beginning on page 28 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of December 5, 2007
Balance sheet data:	Actual	As adjusted(1)
Working capital (deficiency)	$(26,000)	$190,974,000
Total assets	275,000	190,974,000
Total liabilities	251,000	0
Value of common stock which may be redeemed for cash(2)	0	59,369,990
Stockholders' equity	24,000	131,604,010

(1)
The "as adjusted" information gives effect to: (i) the sale of units in this offering including the application of the related gross proceeds, the sale of the insider warrants and the payment of expenses related to these transactions and (ii) the repayment of loans in the aggregate principal amount of approximately $237,500 made by our sponsor prior to the consummation of this offering. The "as adjusted" working capital is net of $7,000,000 being held in the trust account (or approximately $8.05 million if the underwriters' over-allotment option is exercised in full), representing deferred underwriting discounts and commissions.

(2)
If the business combination is consummated, public stockholders who voted against the business combination and exercised their redemption rights, up to one share less than 30.0% of the aggregate number of shares of common stock sold in this offering (5,999,999 shares), would be entitled to receive approximately $9.90 per share (plus a portion of the interest accrued on the trust account) but net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital. However, the ability of stockholders to receive $9.90 per share is subject to any valid claims by our creditors not covered by amounts held in our trust account or the indemnity provided by our sponsor and Mr. Wattles.

The "as adjusted" working capital and total assets amounts include the $190,900,000 (which is net of deferred underwriting discounts and commissions of approximately $7.0 million) held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If we have not consummated a business combination by                      , 2010 [24 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including $7,000,000 representing the underwriters' deferred underwriting discounts and commissions and all interest thereon, plus all other accrued interest, net of any taxes and amounts disbursed for working capital purposes) and any remaining net assets outside of the trust, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor has agreed to waive its rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by him immediately prior to this offering, including the shares of common stock underlying the insider warrants.

We will not proceed with our initial business combination if public stockholders owning 30.0% or more of the shares sold in this offering vote against the initial business combination and exercise their redemption rights. Accordingly, we may effect our initial business combination only if public stockholders owning up to 30.0% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights. If this occurred, we would be required to redeem for cash up to 5,999,999 shares of common stock (one share less than 30.0% of the aggregate number of shares of common stock sold in this offering), at an initial per share redemption price of approximately $9.90 (or up to 6,899,999 shares at approximately $9.86 per share if the over-allotment option is exercised in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we (and, therefore, the non redeeming stockholders) will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR BUSINESS

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more target businesses in the consumer products and retail industry, although we will not be limited to pursuing acquisition opportunities only within that industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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our management and their experience in identifying operating companies;

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the actual and proposed offering of those companies, including the structure and size of the offerings;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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the general conditions of the securities markets at the time of the offering;

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an assessment by management of the funds necessary to complete an acquisition in the consumer products and retail industry; and

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other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate. Alternatively, we may have too great an amount in the trust account to identify a prospective target business having a fair market value of at least 80.0% of our assets held in the trust account (excluding of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account).

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

Pursuant to our amended and restated certificate of incorporation, we will continue in existence only until 24 months from the consummation of this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We view this provision of our amended and restated certificate of incorporation as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision, except in connection with our submitting a business combination to our stockholders for approval. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period.

We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group" with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" will be restricted from seeking conversion rights with respect to more than 10.0% of the shares sold in this offering. Accordingly, if you purchase more than 10.0% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We cannot consummate our initial business combination unless we receive stockholder approval to amend our amended and restated certificate of incorporation to provide for our perpetual existence.

We will only consummate a business combination if stockholders vote both in favor of such business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, if stockholders approve a proposed business combination but do not approve the proposal to provide for our perpetual existence, we will not be able to consummate such business combination.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon a business combination which they voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.90 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per share liquidation distribution may be less than $9.90 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Specifically, we expect to incur up to $918,000 for legal, accounting, and other third party expenses relating to our search for a target business or target businesses and structuring and negotiation of a business combination, up to $867,000 for use in due diligence of a prospective target business or target businesses by our officers, directors and our existing stockholder, up to $255,000 for legal and accounting fees relating to our SEC reporting obligations, up to $180,000 for payment of an administrative fee to our sponsor, and up to $330,000 for our working capital needs to cover miscellaneous expenses, D&O insurance, general corporate purposes, and liquidation obligations and reserves. A liquidation distribution will be no more than $9.90 per share (not including gains on interest, if any, on the trust account) since offering expenses and underwriting fees totaling approximately $7,000,000 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors (other than our independent accountants), target businesses, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the $9.90 per share held in the trust account, plus interest (net of any taxes, which taxes shall be paid from the trust account, and any other amounts released to us as described elsewhere in this prospectus), due to claims of such creditors. Our sponsor and Mr. Wattles have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any target business, prospective target business, vendor or other entity owed money by us for services rendered or contracted for products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that our sponsor and Mr. Wattles will be able to satisfy those obligations. The indemnification provisions are set forth in the insider letter executed by each of our sponsor and Mr. Wattles.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders at least $9.90 per share.

Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor and Mr. Wattles have agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any target business, prospective target business, vendor or other entity owed money by us for services rendered or contracted for or products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that the proceeds in the trust account are reduced and our sponsor and Mr. Wattles assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and Mr. Wattles to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and Mr. Wattles to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and Mr. Wattles, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution will be less that the initial $9.90 per share (or approximately $9.86 per share if the over-allotment is exercised in full).

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have voted against the business combination and sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors' funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon not less than 30 days' prior written notice of redemption, and if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to them is available from the date we give notice of redemption through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining a current registration statement. Such expiration would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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upon the consummation of this offering, $197,900,000, or $226,850,000 if the underwriters' over- allotment option is exercised in full (comprising (i) $192,150,000 of the net proceeds of this offering, including $7,000,000 of deferred underwriting discounts and commissions (or $221,100,000 if the underwriters' over-allotment option is exercised in full, including $8,050,000 of deferred underwriting discounts and commissions) and (ii) $5,750,000 of the proceeds from the sale of the insider warrants) shall be placed into the trust account;

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prior to the consummation of a business combination, we shall submit the business combination to our stockholders for approval;

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we may consummate a business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights;

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if a proposed business combination is approved and consummated, public stockholders who exercised their redemption rights and voted against the business combination may redeem their shares for cash at the redemption price on the closing date of such business combination;

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if a business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to a business combination;

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prior to a business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

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the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to an affiliate of our sponsor for office space, and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

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we may not to enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

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we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that prior to the consummation of a business combination we obtain an affirmative vote cast at a meeting of stockholders of at least 95.0% of the common stock issued in the offering to amend these provisions. However, the validity of such provision under Delaware law has not been settled. A court could conclude that the voting requirement constitutes a practical prohibition on amendment in violation of the stockholders' statutory rights to amend the corporate charter. In that case, these provisions could be amended without such affirmative vote and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our sponsor, nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of a business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure a business combination so that not less than 30.% of the shares sold in this offering (minus one share) have the ability to be redeemed for cash by public stockholders exercising their redemption rights and the business combination will still go forward.

Unlike most other blank check offerings, we allow our public stockholders holding up to one share less than 30.0% of the shares sold in this offering to exercise their redemption rights if they vote against a proposed initial business combination presented to stockholders for their approval and such initial business combination is consummated. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholder with respect to any shares he owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30.0% or more of the shares sold in this offering do not vote against the business combination and exercise their redemption rights. Most other blank check companies have a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate a business combination with a target business which you may believe is not suitable for us.

The ability of a larger number of our stockholders to exercise their redemption rights may not allow us to consummate the most desirable initial business combination or optimize our capital structure.

Unlike most other blank check offerings which have a 20.0% threshold, we allow our public stockholders holding up to one share less than 30.0% of the shares sold in this offering to exercise their redemption rights. However, we still must acquire a business or assets with a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest accrued thereon held in the trust account). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive initial business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking redemption.

A stockholder requesting redemption of his, her or its shares of common stock for cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination. A stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his, her or its shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 days nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including complications with delivery or other defects in the tendering process.

Additionally, if a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the business combination is not approved or completed for any reason, public stockholders voting against our business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Substantial resources could be expended in researching initial business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public stockholders holding 30.0% or more of the shares sold in this offering voting against the business combination and opting to have us redeem their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per share liquidation amount to our stockholders being significantly less than $9.90.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete an initial business combination.

We currently believe that, upon consummation of this offering, the $50,000 from the proceeds of this offering available to us outside of the trust account together with up to $2,500,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months to cover expenses incurred in connection with a business combination or to cover expenses in connection with our dissolution if we do not complete a business combination during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time since our initial public offering and prevailing interest rates.

Of the $50,000 not held in the trust account, plus the $2,500,000 of net interest income, after taxes, we anticipate that up to $330,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential initial business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, "reverse break-up fee" (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholder or from third parties to continue operating. We may not be able to obtain additional financing and our existing stockholder and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete a business combination.

Of the net proceeds of this offering, no more than $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete a business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

We believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless its financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business' operations and investors will be relying on management's ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80.0% of the amount held in trust (excluding the underwriters' deferred underwriting discount and commissions plus interest thereon held in the trust account) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management's ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see "Proposed business—Effecting a business combination—We have not identified a target business."

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 138 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 40 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another six will be liquidating. Accordingly, there are approximately 73 blank check companies with approximately $    billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. We have identified three blank check companies with approximately $    million in trust that are seeking to complete a business combination in the consumer products and retail industry. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we may consider business combinations in other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 60 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the consumer products and retail industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Also, our obligation to redeem for cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the AMEX and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to completion of a business combination and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters' over-allotment option), there will be 24,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed business—Effecting a business combination—We have not identified a target business."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

In connection with our initial business combination, we may enter into joint venture arrangements, which are risky since such an arrangement could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers' financial condition and disputes between us and our co-venturer's.

In connection with our initial business combination, we may co-invest with third parties through partnerships, joint ventures or other entities wherein we acquire less than 100.0% ownership in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least 51% of the voting equity interests in the target business, and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction where we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. In addition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in connection with our initial business combination, we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Certain of our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see "Management—Conflicts of interest." We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with, additional entities, that are engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see "Management—conflicts of interest." We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. If, as a condition to a potential initial business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholder, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholder, sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management's business affiliations and the potential conflicts of interest of which you should be aware, see "Management—Directors and Executive Officers" and "Certain relationships and related party transactions."

Our existing stockholder currently owns shares of our common stock and our sponsor will own warrants, each of which which will not participate in the liquidation of the trust account, and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our existing stockholder has waived its right to receive distributions with respect to all shares of common stock owned by it prior to this offering upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 5,750,000 warrants directly from us in a private placement transaction prior to the consummation of the offering at a purchase price of $1.00 per warrant for a total purchase price of $5,750,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will be worthless if we do not consummate a business combination. The personal and financial interests of our existing stockholder, who is also our Chairman and Chief Executive Officer, may influence his motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our existing stockholder's and sponsor's discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

Since our sponsor will lose their entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our sponsor may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their redemption rights in connection with such business combination.

Our sponsor owns 5,750,000 shares of our common stock, 750,000 of which will be forfeited if the over-allotment is not exercised (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. In addition, our sponsor purchased warrants exercisable for our common stock (for an aggregate of $5,750,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our sponsor is significantly lower than the $50,000,000 total value calculated at the $10.00 per unit offering price assuming the over-allotment option is not exercised and an aggregate of 750,000 shares have been forfeited by our initial shareholders because (i) the units being sold in this offering include a warrant which the sponsor did not receive, (ii) the offering may not succeed and even if it does succeed, the holder of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Given the interest that our sponsor has in a business combination being consummated, it is possible that our sponsor will acquire securities from public stockholders (in the open market and/or in privately negotiated transactions) who would otherwise have elected to redeem their shares of our common stock in order to vote in favor of the proposed business combination and insure that the business combination will be approved, which could result in a business combination being approved even if, after the announcement of the business combination, 30.0% or more of our public stockholders would have elected to exercise their redemption rights, or more than 50.0% of our public stockholders would have voted against the business combination, but for the purchases made by our sponsor. Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor, directors or officers, as the case may be. In the event our sponsor, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed business acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved.

The requirement that we complete a business combination by                        , 2010 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by                      , 2010 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management's lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account.

Our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have adopted certain policies to reduce conflicts of interest including the following:

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In the event we seek to complete a business combination with affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

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We will not to enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

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Our audit committee will review and approve all payments made to affiliates and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

However, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We will probably complete only one business combination with the proceeds of this offering and the private placement, meaning our operations will depend on a single business.

The net proceeds from this offering and the private placement will provide us with approximately $190,950,000 (approximately $218,850,000 if the underwriters' over-allotment option is exercised in full) that we may use to complete a business combination. Our business combination must be with a target business or businesses with a fair market value of at least 80.0% of our assets in the trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $7.0 million, or $8.05 million if the underwriters' over-allotment option is exercised in full, plus interest thereon). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80.0% of the sum of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $7.0 million or $8.05 million if the over-allotment option is exercised in full, plus interest thereon). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only a business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), and after giving effect to the private placement, our sponsor will own 20.0% of our issued and outstanding common stock (assuming he does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the sponsor and the sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business combination. Our board of directors is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

If we redeem our public warrants, the insider warrants, which are non redeemable, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

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in whole and not in part,

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at a price of $0.01 per warrant at any time after the warrants become exercisable,

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upon not less than 30 days' prior written notice of redemption, and

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if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including the insider warrants held by our sponsor or its permitted assigns in the private placement) unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

As a result of the insider warrants not being subject to the redemption features to which our publicly-held warrants are subject, holders of the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our existing stockholder acquired his shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 30.76% or $3.08 per share (the difference between the pro forma net tangible book value per share after this offering of $6.92, and the initial offering price of $10.00 per unit). Please see "Dilution" for additional information.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 20,000,000 shares of common stock. In addition, we (a) will sell to the sponsor insider warrants to purchase up to 5,750,000 shares of common stock immediately prior to the consummation of this offering and (b) have agreed to issue up to an additional 3,000,000 warrants to purchase additional shares of common stock if the underwriters' over-allotment option is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the AMEX, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once listed on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The AMEX may delist our securities from listing on its exchange, which could limit investors' ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the AMEX upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the AMEX. Additionally, it is likely that the AMEX would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

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a limited availability for market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our common stock is a "penny stock," which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

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limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to AMEX rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporate Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor can demand that we register the resale of the initial shares and the insider warrants, and the shares of common stock issuable upon exercise of the insider warrants. The registration rights will be exercisable with respect to the initial shares, the insider warrants and the shares of common stock issuable upon exercise of such insider warrants at any time commencing upon the date that such shares are released from escrow. We will bear the cost of registering these securities. If our sponsor exercises its registration rights in full, there will be an additional 5 million shares of common stock (assuming no exercise of the over-allotment option) and up to 5,750,000 shares of common stock issuable on exercise of the insider warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor are registered.

We may not obtain an opinion from an unaffiliated, independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated, independent investment banking firm that either the target business we select has a fair market value in excess of 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of the acquisition or that the price we are paying is fair to stockholders unless: (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors. Even if such opinion is obtained, stockholders may not be permitted to rely on such opinion.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our "staggered board" may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

If certain adjustments are made to the warrants, you may be deemed to receive a taxable distribution without a corresponding receipt of cash or property.

U.S. Holders (as defined under "Material U.S. federal income tax considerations," below) of the warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the redemption rate of the warrants under the anti-dilution provisions set forth under "Description of securities—Warrants," below, even though such holders have not received any cash or property as a result of these adjustments. In certain circumstances, the failure to provide for such adjustments may also result in a deemed distribution. In addition, Non-U.S. Holders (as defined under "Material U.S. federal income tax considerations," below) of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax as a result of adjustments made to the redemption rate of the warrants (or, in certain circumstances, the failure to make such adjustments). See "Material U.S. federal income tax considerations" for more information.

RISKS RELATED TO OUR TARGET BUSINESSES

While we currently anticipate that we will consummate a business combination in the retail and consumer products industry, we are not limited to a prospective target business in the consumer products and retail industry. If we consummate a business combination in another industry, the risks listed below will no longer be applicable to us.

In our proposed business, we may have to successfully anticipate changing consumer preferences and buying trends and manage our product line and inventory commensurate with customer demand.

Our success in our proposed business may depend upon our ability to anticipate and respond to changing merchandise trends and customer and retail demands in a timely manner. Consumer preferences cannot be predicted with certainty and may change rapidly. We must make decisions as to design, development, expansion and production of new and existing product lines. If we misjudge either the market for our products, the purchasing patterns of our customers, or the appeal of the design, functionality or variety of our product lines, our sales may decline significantly, and we may be required to mark down certain products to sell the resulting excess inventory, which would harm our business and operating results.

In addition, we must manage inventory effectively and commensurate with customer demand. Our inventory may be sourced or manufactured from vendors located outside the United States. We generally may commit to purchasing products before we receive firm orders from retail customers and frequently before trends are known. The extended lead times for many of our purchases, as well as the development time for design and deployment of new products, may make it difficult for us to respond rapidly to new or changing trends. As a result, we will be vulnerable to demand and pricing shifts and to misjudgments in the selection and timing of product purchases. If we do not accurately predict our customers' preferences and acceptance levels of our products, our inventory levels may not be appropriate, and our business and operating results may be adversely impacted.

Our proposed business may depend, in part, on factors affecting consumer spending that are out of our control.

Our proposed business may depend on consumer demand for our products and, consequently, is sensitive to a number of factors that influence consumer spending, including general economic conditions, disposable consumer income, recession and inflation. Adverse changes in factors affecting discretionary consumer spending could reduce consumer demand for our products, change the mix of products we may sell to a different mix with a lower average gross margin, slower inventory turnover and greater markdowns on inventory, thus reducing our income and harming our business and operating results.

Our operations may be dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We may source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We expect not to enter into long-term contracts with our primary vendors and suppliers. Instead, most parts and products will be supplied on a "purchase order" basis. As a result, we may be subject to unexpected changes in pricing or supply of products. Any inability of our suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.

Our operating results may be adversely affected by changes in the cost or availability of raw materials and energy.

Pricing and availability of raw materials may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us in our proposed business, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

We may be subject to several production-related risks in our proposed business which could jeopardize our ability to realize anticipated sales and profits.

In order to realize sales and operating profits at anticipated levels in our proposed business, we may manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors may have a negative effect on our ability to do these things:

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labor difficulties;

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scheduling and transportation difficulties;

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management dislocation;

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substandard product quality, which can result in higher warranty, product liability and product recall costs;

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delays in development of quality new products;

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changes in laws and regulations, including changes in tax rates, accounting standards, and environmental and occupational laws;

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health and safety laws; and

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changes in the availability and costs of labor.

Any adverse change in the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.

Competition in our proposed industries may hinder our ability to execute our business strategy, achieve profitability or maintain relationships with future customers.

We may operate in some highly competitive industries. In these industries, we may compete against numerous other domestic and foreign companies. Competition in the markets in which we may operate is based primarily on product quality, product innovation and price and customer service and support, although the degree and nature of such competition will vary by location and product line. We also may face competition from the manufacturing operations of some of our potential customers with private label brands.

Some of our competitors may be more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Our competitors may source their products from third parties, and our ability to obtain a cost advantage through sourcing may be reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to develop new or expand any existing customer relationships, our ability to grow our proposed business may be impaired.

Our future growth will depend to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with any current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with any existing customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

Our future success may depend, in part, upon our ability to introduce innovative design extensions for any existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to any existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our proposed business and could have a material adverse effect on our proposed business, results of operations and financial condition.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact any existing customer relationships and our results of operations.

We may sell consumer products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as directly to consumers. A significant deterioration in the financial condition of any of our major customers could have a material adverse effect on our sales and profitability.

In addition, with the growing trend towards retail trade consolidation, we may be increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, use of private label brands, price demands and other conditions, which could negatively impact our results of operations.

Our proposed business could involve the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.

In connection with the consumer products industry, we may be subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we may sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We could also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we expect to maintain product liability insurance in amounts that we believe will be reasonable, we cannot assure you that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not expect to maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

In addition, we could also face potential exposure to unusual or significant litigation arising out of alleged defects in any of our products or otherwise. We plan to spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards will not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not expect to maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Any inability to protect our business's intellectual property could harm its competitive position and adversely affect its business. We face a similar risk with respect to the products that we may sell.

Our success following a business combination will depend, in part, on our ability to maintain adequate protection of intellectual property for its brands and products in the U.S. and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our brands and products and erode or negate our competitive advantages. Further, the laws of some foreign countries will not protect our proprietary rights to the same extent as the laws of the U.S., and we may encounter significant problems in protecting our rights in these foreign countries. An inability to protect our intellectual property could result in a material adverse effect on our business, results of operations and financial condition.

Cautionary note regarding forward-looking statements

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," "budget," "could," "forecast," "might," "predict," "shall" or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

–>
our status as a development stage company;

–>
our liquidation prior to a business combination;

–>
the reduction of the proceeds held in the trust account due to third party claims;

–>
our selection of a prospective target business or asset;

–>
our issuance of our capital shares or incurrence of debt to complete a business combination;

–>
listing or delisting of our securities from the AMEX or the ability to have our securities listed on the AMEX following our business combination;

–>
our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

–>
conflicts of interest of our officers and directors;

–>
potential current or future affiliations of our officers and directors with competing businesses;

–>
our ability to obtain additional financing if necessary;

–>
the control by our sponsor of a substantial interest in us;

–>
the adverse effect the outstanding warrants and options may have on the market price of our common shares;

–>
the existence of registration rights with respect to the securities owned by our sponsor;

–>
the lack of a market for our securities;

–>
our being deemed an investment company;

–>
our dependence on our key personnel;

–>
our dependence on a single company after our business combination;

–>
business and market outlook;

–>
our growth as a whole;

–>
our and our customers' business strategies;

–>
environmental, permitting and other regulatory risks;

–>
foreign currency fluctuations and overall political risk in foreign jurisdictions;

–>
operating and capital expenditures by us and the consumer products and retail industry;

–>
our competitive position;

–>
outcomes of legal proceedings;

–>
expected results of operations and/or financial position;

–>
future effective tax rates; and

–>
compliance with applicable laws.

These risks and others described under "Risk factors" are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of proceeds

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without over-allotment option	With over-allotment option exercised

Offering gross proceeds
Offering	$200,000,000	$230,000,000
Private Placement	5,750,000	5,750,000

Total gross proceeds	$205,750,000	$235,750,000

Offering expenses(1)(2)
Underwriting discount(3)	$7,000,000	$8,050,000
Deferred underwriting discounts and commissions(4)	7,000,000	8,050,000
Legal fees and expenses(5)	275,000	275,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	12,357	12,357
FINRA registration fee	40,750	40,750
AMEX listing fee	70,000	70,000
Miscellaneous expenses	281,893	281,893

Total offering expenses	$14,800,000	$16,900,000

Proceeds after offering expenses	$190,950,000	$218,850,000

Deferred underwriting discounts and commissions to be held in trust(3)	$7,000,000	$8,050,000

Proceeds held in trust account inclusive of deferred underwriting discounts and commissions	$197,900,000	$226,850,000

Net proceeds not held in trust account	$50,000	$50,000

	Amount	Percentage

Estimated use of net proceeds not held in the trust account ($50,000) and up to $2,500,000 of interest income earned on the trust account released to us to fund working capital purposes(2)(6)
Legal, accounting and other expenses attendant to structuring and negotiation of a business combination	$918,000	36%
Due diligence of prospective target businesses	867,000	34%
Legal and accounting fees relating to SEC reporting obligations	255,000	10%
Administrative fees ($7,500 per month for 24 months)	180,000	7%
Working capital, director and officer liability insurance premiums and reserves (including deferred legal fees(5), potential deposits, down payments or funding of a "no-shop" provision in connection with a particular business combination and liquidation obligations and reserves, if any)	330,000	13%

Total(6)	$2,550,000	100.0%

(1)
A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, AMEX listing fees and legal and accounting fees have been paid or will be paid from the $237,500 in loans we received from our sponsor, as further described below. This loan will be repaid out of the net proceeds of this offering.

(footnotes continued on following page)

(2)
These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(3)
Represents 3.5% of the gross proceeds from the sale of the 20,000,000 units in this offering ($7,000,000) and an additional 3.5% of the gross proceeds from the sale of the 3,000,000 units subject to the underwriters' over-allotment option ($1,050,000 assuming the underwriters exercise their over-allotment option in full) to be paid upon consummation of this offering.

(4)
Represents 3.5% of the gross proceeds from the sale of the 20,000,000 units in this offering ($7,000,000) and 3.5% of the gross proceeds from the sale of the 3,000,000 units subject to the underwriters' over-allotment option ($1,050,000 assuming the underwriters exercise their over-allotment option in full) that will be deposited into trust and payable only in the event we consummate a business combination. Upon the consummation of a business combination, such deferred discount shall be paid to the underwriters. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed to our public stockholders.

(5)
Includes a portion of the legal fees ($100,000) related to the offering that is being deferred and will be paid, upon successful completion of a business combination.

(6)
We expect to fund our operating expenses from interest income earned on the trust account and the initial $50,000 of net proceeds not held in the trust account. An aggregate of $2,500,000 of the interest income earned on the trust account will be released to us to fund our working capital requirements.

Of the net proceeds of this offering and the private placement, an aggregate of $197,900,000 (or $226,850,000 if the over-allotment option is exercised in full) including (i) $5,750,000 from the purchase of insider warrants and (ii) $7,000,000 (or $8,050,000 if the underwriters' over-allotment option is exercised in full) of the underwriters' deferred underwriting discounts and commissions will be deposited into the trust account at JP Morgan Chase Bank NA, maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released on closing of our business combination with a target business having a fair market value of at least 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions held in the trust account) at the time of the acquisition, subject to a majority of our public stockholders voting in favor of the business combination and less than 30.0% of the public stockholders voting against the business combination and electing to exercise their redemption rights.

We have agreed to pay a monthly fee of $7,500 to an affiliate of our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                            , 2010 [

24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate at a cost of approximately $             per month.

We intend to use the $50,000 of net proceeds not held in the trust account, plus up to $2,500,000 of interest income earned on the trust account balance for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. We believe that the interest income will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our sponsor would be liable for the repayment of such indebtedness. Our sponsor has loaned to us an aggregate of $237,500, which was used to cover the expenses of this offering referenced in the line items above for SEC registration fees, AMEX listing fees, FINRA registration fees, and legal and audit fees and expenses. The loan will be payable without interest upon the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

The proceeds held in the trust account may be invested by the trust account agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4.0% (up to $2,500,000 interest income, net of any taxes), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                           , 2010 [24 months from the date of this prospectus] and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,550,000 in the aggregate, comprised of $50,000 of net proceeds not held in the trust account plus up to $2,500,000 of interest income earned on the trust account and released to us to fund our working capital. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such case, we would need to obtain additional funds from our initial stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 per month general and administrative services fees described above and the reimbursable out-of-pocket expenses incurred in connection with a business combination, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, existing officers, directors or stockholder, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all payments made to our officers, directors, our sponsor or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to "Legal, accounting and other expenses attendant to structuring and negotiation of a business combination," "Due diligence of prospective target businesses" and "Working capital, director and officer liability insurance premiums and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our sponsor with respect to any shares of our common stock owned by it immediately before this offering or underlying the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such public stockholder's portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes described elsewhere in this prospectus) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder redeems his shares of common stock into cash in connection with a business combination that the public stockholder voted against and which we actually approve and consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor is not entitled to redeem any of its shares of common stock acquired prior to this offering, in this offering or after this offering for a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive their deferred underwriting discounts and commissions. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such deferred underwriting discounts and commissions; and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 5, 2007, our net tangible book value was a deficiency of ($26,000), or approximately ($0.01) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units in this offering (but excluding shares issuable upon exercise of the warrants included in the units and the warrants issued in the private placement), and the deduction of deferred underwriting discounts and commissions (as decreased by $59,369,990 subject to redemption) and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 5,999,999 shares of common stock which may be redeemed for cash) at December 5, 2007 would have been $131,604,010 or $6.92 per share, representing an immediate increase in net tangible book value of $6.93 per share to the sponsor and an immediate dilution of $3.08 per share or 30.76% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units (actual dilution to new investors on a per share basis may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$10.00
Net tangible book value before this offering	(0.01)
Increase attributable to new investors	6.93
Pro forma net tangible book value after this offering		6.92

Dilution to new investors		$3.08

For purposes of presentation, our pro forma net tangible book value after this offering is $131,604,010 because if we effect a business combination, the redemption rights of the public stockholders may result in the redemption into cash of up to one share less than 30.0% of the aggregate number of the shares of common stock sold in this offering at a per share redemption price equal to $9.90 (of which $0.35 represents the underwriters' deferred underwriting discounts and commissions) plus their pro rata share of any interest earned on the trust account (net of taxes payable) not previously distributed to us.

The following table sets forth information with respect to our sponsor and the new investors:

	Total shares(1)		Total consideration
					Average price per share
	Number	%	Amount	%

Sponsor	5,000,000	20.00%	$25,000	0.01%	$.005
New investors(2)	20,000,000	80.00%	$200,000,000	99.99%	$10.00

Total	25,000,000	100.00%	$200,025,000	100.00%

(1)	Assumes no exercise of the underwriters' over-allotment option and that 750,000 shares of our sponsor's common stock have been forfeited as a result thereof.
(2)	Does not include 5,750,000 shares of common stock issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	(26,000)
Gross proceeds from this offering and sale of insider warrants	205,750,000
Offering costs excluded from net tangible book value before this offering	50,000
Less: offering expenses	14,800,000
Less: proceeds held in the trust account subject to redemption for cash (197,990,000 × 30.0%(minus one share))(2)	59,369,990

131,604,010

Denominator:
Shares of common stock outstanding prior to this offering (1)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares of common stock subject to redemption (20,000,000 × 30.0% (minus one share))	(5,999,999)

19,000,001

(1)
Assumes no exercise of the underwriters' over-allotment option and that 750,000 shares of our sponsor's common stock have been forfeited as a result thereof.

(2)
Does not include the deduction for the deferred underwriters discount and commissions (approximately $7.0 million or $8.05 million if the over-allotment option is exercised in full) which will be distributed to the underwriters on completion of our initial business combination)

Capitalization

The following table sets forth our capitalization at December 5, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	As of December 5, 2007
	Actual	As adjusted(1)(2)

Notes payable to our sponsor(2)	$237,500	0
Common stock, $.0001 par value, -0- and, 5,999,999 shares which are subject to possible redemption, shares at redemption value(3)	0	59,369,990

Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 75,000,000 shares authorized; 5,750,000 shares issued and outstanding; 25,000,000 shares issued and outstanding, as adjusted(1)	575	1,900
Additional paid-in capital(4)	24,425	131,603,110
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders' equity	24,000	131,604,010

Total capitalization	261,500	190,974,000

(1)
Assumes: (i) the sale of 20,000,000 units in this offering but not the exercise of 20,000,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters' over-allotment option. In the event the underwriter's over-allotment option is exercised, our sponsor will not forfeit 750,000 shares of its common stock.

(2)
Notes payable to our sponsor is payable on the earlier of November 5, 2008 or on the consummation of this offering.

(3)
The 5,999,999 shares of common stock are subject to possible redemption. If we consummate a business combination, the redemption rights afforded to our public stockholders (but not to our sponsor, nor to our sponsor or any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the redemption into cash of up to one share less than 30.0% (5,999,999) of the aggregate number of shares of common stock sold in this offering at a per share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes).

(4)
The as adjusted column includes $5,750,000 payable prior to the consummation of the offering from the purchase of insider warrants.

If we consummate a business combination, the redemption rights afforded to our public stockholders (but not our sponsor) may result in the redemption for cash of up to but not including 30.0% of the aggregate number of shares sold in this offering at a per share redemption price equal to the amount in the trust account (a portion of which is made up of $7,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because redeeming stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting discounts and commissions at the time of the consummation of our business combination, we and the non-redeeming public stockholders will bear the financial effect of such payments to both the redeeming stockholders and the underwriters.

Management's discussion and analysis of financial condition and results of operations

We are a newly-organized blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business in the consumer products and retail industry throughout the world, but our efforts in identifying a prospective target business will not be limited to the consumer products and retail industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

–>
may significantly reduce the equity interest of our stockholders;

–>
may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

–>
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

–>
may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

–>
default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

–>
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

–>
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

–>
covenants that limit our ability to acquire capital assets or make additional acquisitions;

–>
our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

–>
our inability to pay dividends on our common stock;

–>
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, working capital, capital expenditures, acquisitions and other general corporate purposes;

–>
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

RESULTS OF OPERATIONS AND KNOWN TRENDS OR FUTURE EVENTS

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity needs have been satisfied to date through the receipt of $25,000 for the purchase of 5,750,000 shares of our common stock from Wattles Capital, LLC and an aggregate advance of $237,500 by our sponsor, Wattles Capital, LLC, as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $197,900,000 (or $226,850,000 if the underwriters' over-allotment option is exercised in full), after giving effect to $50,000 of net proceeds not held in the trust account. This entire amount will be held in trust. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters' discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire in the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $2,500,000 in interest income on the trust account, net of taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We estimate that we will incur approximately:

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$867,000 of expenses for the due diligence of prospective target businesses by our officers, directors and sponsor,

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$918,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination,

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$180,000 for administrative fees (approximately $7,500 per month for 24 months),

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$255,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and

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$330,000 for general working capital that will be used for miscellaneous expenses (including the payment of deferred legal fees) and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on             , 2010 [24 months from the date of this prospectus], and including approximately $150,000 for director and officer liability insurance premiums.

We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

We believe there should be sufficient funds available either outside of the trust account, made available to us out of the net interest earned on the trust account and released to us as working capital to fund the costs and expenses associated with our liquidation if our corporate existence terminates on                           , 2010 [24 months from the date of this prospectus] , although we cannot give any assurances thereof. Our sponsor and Mr. Wattles have agreed to indemnify us for these expenses (currently anticipated to be no more than approximately $15,000) to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described below under "Proposed Business—Effecting a business combination—Liquidation if no business combination" but only to the extent necessary to ensure there is $9.90 per share held in the trust account.

We have agreed to pay a monthly fee of $7,500 to Wattles Capital, LLC, our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                            ,

2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

As of the date of this prospectus, our sponsor has advanced an aggregate of $237,500 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of November 5, 2008 or on the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

The public warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants described above. Except for the insider warrants, all such warrants are only exercisable to the extent we are able to maintain the effectiveness of such registration statement. If a holder of public warrants does not or is not able to exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Because we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will therefore account for the warrants as equity.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

CONTROLS AND PROCEDURES

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements including Section 404 and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls while performing their audit of internal control over financial reporting. The results of management's assessment and/or the audit of management's assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS; QUARTERLY RESULTS

As of December 5, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109", or "FIN 48". FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (November 5, 2007). The adoption of FIN 48 had no effect on our financial position or results of operations.

In September 2006, the FASB issued FASB Statement No. 157, "Fair Value Measurements," or "SFAS 157". The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are still evaluating the impact that this standard will have on our financial position and results of operations.

In February 2007, the FASB issued FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115," or SFAS 159'. SFAS 159 creates a "fair value option" under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. SFAS 159 is effective for us beginning with fiscal year 2008. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial position and results of operation.

Proposed business

INTRODUCTION

Wattles Acquisition Corp. is a newly-organized, blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the consumer products and retail industry throughout the world, but our efforts in identifying a prospective target business will not be limited to the consumer products and retail industries. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, Mark J. Wattles, and our other directors and executive officers. We intend to focus on potential acquisition targets in the consumer products and retail industry, however, we may also pursue opportunities in other industries involving businesses outside of our management's expertise. The discussion below relating to the consumer products and retail industry may be irrelevant if we pursue acquisition opportunities outside of this industry. Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors, particularly their extensive operations experience in the consumer products and retail industry, will be valuable with respect to operating any business we may acquire.

Our executive officers and directors have extensive experience in the consumer products and retail industry as managers, principals, advisors or directors of companies operating in or providing services to the consumer products and retail industry. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the consumer products and retail industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. They jointly have more than 45 years of total experience in sourcing, structuring, financing and consummating acquisitions and have contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the consumer products and retail industry, and negotiating the terms of such transaction.

We will seek to capitalize on the significant management, investment and public corporation experience of Mark J. Wattles, our President and Chief Executive Officer, and the relationships and industry expertise of our executive officers and board members. We believe the substantial experience of our management and directors in identifying, negotiating, financing and structuring acquisitions and managing public and private companies will be instrumental to our success.

Mr. Wattles has extensive experience in the consumer products and retail industries, which are the primary areas of focus for our initial business combination. Mr. Wattles was the founder of Hollywood Entertainment Corporation, which he established in 1988 with a single video store and grew through new store openings and acquisitions into a publicly-traded national operator of more than 2,000 video superstores and more than 700 video game specialty stores generating nearly $2 billion in sales. In April 2005, Hollywood was sold to Movie Gallery, Inc. for $1.3 billion in cash. In March 1999, Mr. Wattles was a founding investor in Service Magic, on online marketplace which was sold in September 2004 for $174 million to USA Interactive. In May 2002, Mr. Wattles partnered with the co-founders of Lone Star Steakhouse & Saloon, Inc. in establishing Firebirds Rocky Mountain Grill, an upscale casual dining concept that has expanded to 12 restaurants in six states.

In addition to his experience as a founder and manager of businesses, Mr. Wattles also has experience acquiring companies, including turnaround and restructuring experience from his acquisition of assets of Ultimate Electronics in April 2005 through bankruptcy proceedings. Ultimate Electronics was a retailer of home entertainment and consumer electronics with 65 stores in 14 states. In 2006, Mr. Wattles acquired Manuel Designs LLC, a start-up fashion design and clothing manufacturer. Today, Manuel apparel is featured in both large and small specialty retailers and department stores nationally and internationally.

We believe our competitive strength resides in our management team's ability to identify, acquire and operate companies in the retailing or consumer products fields that have either 1. significant growth potential that has not been realized due to a lack of financial or management resources, or 2. underperforming businesses and business that may need financial restructuring that could benefit from our operational expertise and our network of relationships in the financial and business community.

BUSINESS STRATEGY

We have identified the following criteria and guidelines that we believe are illustrative in evaluating prospective target businesses. We will consider these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

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Strong competitive position in industry.

We will analyze the strengths and weaknesses of target businesses relative to their competitors in our chosen industry. The factors we will consider include product or store quality, customer loyalty, franchise matters, cost impediments associated with customers switching to competitors, intellectual property, brand positioning and capitalization. We will seek to acquire businesses that have developed meaningful positions within their respective markets or are well positioned to capitalize on growth opportunities. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

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Experienced management team.

We will seek to acquire businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

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Diversified customer and supplier base.

We will seek to acquire businesses that have a diversified consumer, product and supplier base. Companies with a diversified consumer, product and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their consumers, products, suppliers and competitors.

While our potential acquisition targets will include companies with positive cash flow, we may also consider fundamentally strong companies that have been mismanaged or undermanaged. This strategy seeks to execute strategic and operational initiatives that will result in higher sales, lower expenses and enhanced free cash flow. Though the strategy does not primarily rely on leverage or other balance sheet opportunities, we may also seek to enhance value through optimization of a target company's capital structure, including adjusting a company's leverage to levels that we think are more efficient. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses

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Companies with fundamentally strong businesses that have been mismanaged or undermanaged.

We may seek to acquire a company with a fundamentally strong business that has been mismanaged or undermanaged. For example, we may focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, strength of intellectual property and brand positioning. We may seek to acquire a business that operates within an industry that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We may focus on established businesses in industries that we understand well. We do not intend to acquire start-up companies.

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Companies with potential for increased profitability.

We may seek to acquire a company that has the potential to significantly improve profitability through fundamental operational improvements.

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Increased sales.

We will search for a company with opportunities to increase sales through, among other things, investing in brand development, adopting innovative marketing practices, repositioning products to attract new customers, optimizing global expansion opportunities, improving product pricing, accelerating the introduction of new products and making strategic acquisitions.

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Reduced expenses.

We will search for a company with the potential to reduce expenses through, among other things, refocusing on core competencies, eliminating unnecessary bureaucracy, enhancing management of inventory, accounts receivable and supply chains, investing in technology and exiting non-core businesses.

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Companies with potential for strong free cash flow generation.

We will seek to acquire a company that has the potential to generate strong and stable free cash flow. We will focus on companies that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

Competitive strengths

We believe that given our management's prior experience, the consumer products and retail industry will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has extensive contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities. We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

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Established deal sourcing network.

Mr. Wattles has developed an extensive network of relationships with professionals in the mergers and acquisitions field which should facilitate deal flow for us to review and consider as candidates for our business combination. We believe that Mr. Wattles' personal relationships (as well as those of our other directors and officers) with private equity sponsors, corporate managers in the retail and consumer products industry and other professional advisers, including investment bankers, attorneys and accountants, will provide us with business acquisition opportunities.

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Disciplined acquisition approach.

We will use the same disciplined approach that Mr. Wattles has used in the past when acquiring target businesses. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

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focusing on companies in the retail and consumer industry with meaningful market positions;

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engaging in extensive due diligence from the perspective of a long-term investor; and

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investing at low price to cash flow multiples.

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Status as a public company.

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders' interests than it would as a private company. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees.

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Strong financial position and flexibility.

With a trust account initially in the amount of $197,900,000 and a public market for our common stock, we offer a target business a variety of options to facilitate a business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business combination. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

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Operational expertise.

Although we will attempt to identify targets with an experienced management team able to continue to grow the business, the background of our management, specifically Mr. Wattles provides us with an ability that other blank check companies may not have, which is to provide operational leadership as necessary.

EFFECTING A BUSINESS COMBINATION

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least 51% of the voting equity interests in the target business. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target business have a fair market value of at least 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, in any proposed business combination, we must initially acquire at least 51.0% of the voting equity interests in the target business and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm's length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our existing officers, directors or stockholders or any of their affiliates be paid any finder's fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business combination. Furthermore, we have adopted a policy prohibiting our existing officers, directors and stockholder, or any of their affiliates from receiving any finder's fee or other compensation from a target company for services rendered in connection with a business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we would obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters, that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company's board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business combination

Subject to the requirement that our business combination must be with a target business having a fair market value that is equal to at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

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earnings and growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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financial condition and results of operation;

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barriers to entry;

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stage of development of the products, processes or services;

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breadth of services offered;

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degree of current or potential market acceptance of the services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business combination without such a waiver agreement.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

Our initial business combination must occur with one or more target businesses that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions) at the time of such acquisition, subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80.0% of our assets held in the trust account (excluding the underwriters' deferred underwriting discounts and commissions). We may, however, structure a business combination to acquire less than a 100.0% ownership interest in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least 51% of the voting equity interests in the target business and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company.

If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80.0% of our net assets. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination. However, we have not entered into any such fund raising arrangement and, subject to compliance with applicable securities laws, we would only consummate such a financing simultaneously with the consummation of our initial business combination.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters, stating whether the fair market value meets the 80.0% of assets held in the trust account at the time of the acquisition threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target business complies with the 80.0% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target businesses based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80.0% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80.0% of the net assets held in trust at the time of the acquisition. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions) at the time of the acquisition.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business's management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

We will proceed with a business combination only (i) if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30.0% of the shares of common stock sold in this offering both exercise their redemption rights described below and vote against the business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination would require the affirmative vote of a majority of the shares of common stock outstanding.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our sponsor, sponsor and our officers and directors have also agreed to vote such shares of common stock acquired in this offering or in the aftermarket in favor of a business combination submitted to our stockholders for approval. We will proceed with the business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30.0% of the shares of common stock sold in this offering exercise their redemption rights. Voting against the business combination alone will not result in redemption of a stockholder's shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed initial business combination, and (iv) their interest in the target business once the target business has been identified.

Upon the completion of our business combination, unless required by Delaware law, the federal securities law, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Our initial stockholders will not have such redemption rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per share redemption price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $9.90.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and public stockholders may not be able to seek redemption in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. Traditionally, in order to perfect redemption rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder's election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares) this may result in an increased cost to stockholders. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process if the tendering broker passes on the cost to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty-four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 30.0% or more of the shares sold in this offering, both exercise their redemption rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to but not including 30.0% of the shares sold in this offering may exercise their redemption rights and the business combination will still go forward. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.10 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.90 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group", will be restricted from seeking redemption rights with respect to more than 10.0% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder or a "group" of public stockholders who own more than 10.0% of the shares sold in this offering could threaten to vote against a proposed business combination and seek redemption, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder's ability to convert only 10.0% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                           , 2010 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                           ,2010 [24 months from the date of this prospectus] as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions, except in connection with our submitting a business combination to our public stockholders for approval.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the completion of the offering. In the event we liquidate after termination of our existence by operation of law on                           , 2010 [24 months from the date of this prospectus], we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our sponsor has waived its right to participate in any distribution with respect to shares of common stock owned by him immediately prior to this offering upon our dissolution and liquidation if we fail to consummate a business combination, including the common stock underlying the insider warrants. However, if our sponsor acquires shares of common stock in or after this offering it will be entitled to a pro rata share of the trust account upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. The sponsor will waive its right to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by him immediately prior to this offering, including the shares of common stock underlying the insider warrants. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 and has agreed not to seek repayment for such expenses).

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $9.90 (or $9.86 if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than approximately $9.90, plus interest (net of: (i) any taxes and (ii) up to $2,500,000 of interest income released to us to fund our working capital. Although we are obligated under the terms of the underwriting agreement to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor and Mr. Wattles, our Chairman and Chief Executive Officer, have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account to the extent necessary to maintain $9.90 per share in the trust account. Based on information we have obtained from our sponsor and Mr. Wattles, we currently believe that our sponsor and Mr. Wattles are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that the sponsor and Mr. Wattles would be able to satisfy those obligations. However, the insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor and Mr. Wattles will not be available.

In the event that the proceeds in the trust account are reduced and our sponsor and Mr. Wattles assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor and Mr. Wattles to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor and Mr. Wattles to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than $9.90 per share.

We will have access to up to $2,550,000 (comprised of $50,000 of offering proceeds held outside of the trust account and up to $2,500,000 of interest income (net of any taxes), with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                           , 2010 [24 months from the date of this prospectus] , currently estimated at up to $15,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                           , 2010 [24 months from the date of this prospectus], it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and thereby lessening the likelihood that a claim that would result in any liability could extend to the trust account. Our sponsor and Mr. Wattles have, however, agreed to indemnify us against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. We have an obligation to pursue indemnification from our sponsor and Mr. Wattles pursuant to the terms of their agreements with us. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.90 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in redemption of a stockholder's shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the consumer products and retail industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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the requirement to acquire assets or an operating business that has a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust account) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

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our outstanding warrants and the potential future dilution they represent may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 321 West 84th Ave., Suite A, Thornton, CO 80260. We have agreed to pay a monthly fee of $7,500 to our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)              , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have 3 executive officers: Mark J. Wattles, Timothy R. Price and Alexander M. Bond. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, (ii) performing due diligence on one or more target businesses, or (iii) completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and audited financial statements

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, or sponsor or any of our officers or directors in their capacities as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of our offering	Terms under a Rule 419 offering
Escrow of offering proceeds:	$197,900,000 of the net offering and private placement proceeds will be deposited into the trust account at JP Morgan Chase Bank NA, maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $190,900,000 from the net proceeds payable to us and $7,000,000 of the proceeds attributable to the underwriters' deferred underwriting discounts and commissions.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:
The $197,900,000 of net offering and private placement proceeds held in the trust account will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business:
	The initial target business that we acquire must have a fair market value equal to at least 80.0% of our assets held in the trust account (exclusive of the underwriters' deferred underwriting discounts and commissions plus interest thereon held in the trust	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

account) at the time of such acquisition.
Trading of securities issued:
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option or (ii) its exercise in full.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.
Exercise of the warrants:
The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor:
We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to redeem his or her shares of common stock into his or her pro rata share of the trust account; provided, however, if 30.0% or more of our public stockholders both elect to redeem their shares of common stock and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website. See the section appearing elsewhere in the prospectus entitled "Where you can find additional information."
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline:	If we are unable to complete a business combination by , 2010 [24 months from the date of this prospectus], we	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds

	will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of any taxes payable and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	held in the trust account or escrow account would be returned to investors.

Release of funds:
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to fund (i) any taxes and (ii) up to $2,500,000 of interest income for working capital. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly
The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See "Risk factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies." In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see "Proposed Business—Effecting a business combination—Liquidation if no business combination."

Interest on proceeds held in the trust account:	Up to $2,500,000 of the interest income earned on the trust account may be released to us to fund our working capital. In addition, interest earned may be disbursed to fund any taxes payable.
Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Management

DIRECTORS AND EXECUTIVE OFFICERS

Our current directors and executive officers are as follows:

Name	Age	Position

Mark J. Wattles	47	Chairman of the Board of Directors and Chief Executive Officer
Alexander M. Bond	38	Treasurer and Director
Timothy R. Price	49	Secretary

Mark J. Wattles has been our Chairman and Chief Executive Officer since inception. Mr. Wattles founded Hollywood Entertainment Corporation in June 1988. Through a combination of organic growth and strategic acquisitions, Mr. Wattles built Hollywood Entertainment Corporation from a single Hollywood Video store in Portland, Oregon, to more than 2,000 Hollywood Video superstores and more than 700 Game Crazy specialty stores in 47 states. Hollywood was acquired by Movie Gallery, Inc. for $1.3 billion in cash in April 2005. Mr. Wattles served as a director, Chairman of the Board, and Chief Executive Officer until February 2005.

In March 1999, Mr. Wattles partnered with two operating partners and one other founding investor to form Service Magic, an online marketplace where homeowners could connect with pre-screened contractors and service providers. In September 2004, Service Magic was sold for $174 million to USA Interactive, now operating as InterActive Corp (Nasdaq: IACI), which operates more 60 online and retail businesses, including Citysearch, Ticketmaster, Home Shopping Network, Match.com, and Ask Jeeves.

In May 2002, Mr. Wattles partnered with the co-founders of Lone Star Steakhouse & Saloon, Inc. to develop Firebirds International, LLC and affiliated entities, which owns 12 restaurants operating in six states under the name Firebirds Rocky Mountain Grill.

In January 2005, Mr. Wattles formed Wattles Capital Management, LLC (formerly known as Mark J. Wattles Enterprises, LLC) to make investments in public and private companies. Wattles Capital Management makes long and short investments and typically maintains public investment positions ranging from $20 million to $140 million. Wattles Capital Management is the managing member of our sponsor, and Mr. Wattles is the sole member of Wattles Capital Management, serving as its President, Secretary and Treasurer since January 2005.

In December 2005 and January 2006, Mr. Wattles and Wattles Capital Management purchased stock and options in Ultimate Electronics, Inc., a public retailer of consumer electronics with 65 stores and approximately $600 million in annual sales. In January 2005, Ultimate Electronics, Inc. filed bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, Mr. Wattles was appointed Chairman of the Board of Ultimate Electronics, Inc., and Wattles Capital Management agreed to provide debtor-in-possession financing as part of Mr. Wattles plan to reorganize the company. In April 2005, Mr. Wattles resigned from the Board of Ultimate Electronics, Inc. and formed Ultimate Acquisition Partners, L.P. to purchase 32 Ultimate Electronics stores and related assets for approximately $47 million. Mr. Wattles continues to serve as Chairman and Chief Executive Officer of Ultimate Acquisition Partners, L.P., which operates Ultimate Electronics stores offering home entertainment and consumer electronics products in nine states.

In October 2006, Mr. Wattles formed an acquisition company, MW Brands, LLC, for the purpose of acquiring fashion apparel, footwear and accessories businesses. To date, MW Brands has acquired a single company, Manuel Designs, LLC, a start-up engaged in the design, manufacture and sale of high fashion apparel. Mr. Wattles has served as the Chief Executive Officer, President, Secretary and Treasurer of MW Brands, LLC and as the Chief Executive Officer, Secretary and Treasurer of Manuel Designs, LLC since October 2006.

Mr. Wattles has served on the National Advisory Council of the Marriot Business School at Brigham Young University since 2001 and as a director of Ahern Rentals, Inc., an equipment rental company, since April 2004.

Alexander M. Bond has been a director and our Treasurer since inception. From October 2005 until present, Mr. Bond has operated a financial and retail consulting practice, providing consulting services to Wattles Capital Management, LLC, a privately-held investment company that is the sole managing member of our sponsor and to Land Capital Group, LLC, a national developer of commercial properties and retail shopping centers. From March 2003 until July 2005, Mr. Bond was Senior Vice President of Finance and Business Development for Hollywood Entertainment Corporation, where his primary responsibility was the sale of the company, which occurred in April 2005. From September 2000 until October 2002, Mr. Bond was a Principal at the investment banking firm of Thomas Weisel Partners. Prior to September 2000, Mr. Bond held investment banking positions at Montgomery Securities (now Banc of America Securities) and senior executive positions in the retail industry, including with Hollywood Entertainment Corporation, where he was in charge of acquiring more than 13 different video store chains.

Timothy R. Price has been our Secretary since inception. Mr. Price has been an officer of our company since December 2007. From July 2006 to present, Mr. Price has served in various advisory and executive capacities for Wattles Capital Management, LLC, which is the sole managing member of our sponsor, and affiliates, Manuel Designs, LLC and Ultimate Acquisition Partners, LLC. From June 2005 to April 2006, Mr. Price was Executive Vice President and Chief Financial Officer of Movie Gallery, Inc. From July 2003 to April 2005, Mr. Price was Senior Vice President and Chief Financial Officer of Hollywood Entertainment Corporation. Mr. Price joined Hollywood in January 2003 as Senior Vice President of Finance and was named Chief Financial Officer in July 2003. Prior to joining Hollywood, Mr. Price was with May Company for four years holding the positions of Chief Financial Officer for Robinson's-May from 2000 to 2002 and Vice President and Controller of Hecht's from 1998 to 2000. Prior to the May Company, Mr. Price served as Vice President and Controller of Kohl's and held a variety of financial executive positions at The Limited.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our bylaws provide that the number of directors constituting our board of directors shall not be less than one nor more than nine. Upon completion of this offering our board of directors will have             members. The term of office of the first class of directors, consisting of Messrs.                            will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs.              , will expire at the second annual meeting following the completion of this offering.

COMPENSATION FOR OFFICERS AND DIRECTORS

There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors, or any of their affiliates, other than: (i) repayment of an aggregate of $237,500 in non-interest bearing loans made by our sponsor to cover offering expenses; (ii) reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and (iii) payment to our sponsor of

$7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

After our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the AMEX.

DIRECTOR INDEPENDENCE

The AMEX requires that a majority of our board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Our board of directors has determined that                           are "independent directors" as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least             additional independent directors in addition to those referenced above to serve on the board of directors and on each of our audit committee and nominating committee within one year of the completion of this offering.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

BOARD COMMITTEES

Our board of directors has formed an audit committee and a governance and nominating committee. Each committee will be composed of    directors. We intend to locate and appoint at least             additional independent director to serve on each of the audit committee and nominating committee within one year of the completion of this offering.

Audit committee

On completion of this offering, our audit committee will consist of                           .

The responsibilities of our audit committee will include:

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meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

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appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

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overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

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meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

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reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

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establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

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following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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reviewing and approving all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $7,500 per month to an affiliate of our sponsor for office space and general and administrative services described elsewhere in this prospectus. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial experts on audit committee

The audit committee will at all times be composed exclusively of independent directors who are financially literate as required under the AMEX listing standards. The AMEX listing standards require that each audit committee member be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, we must certify to the AMEX that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that                            satisfies the AMEX's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Corporate governance and nominating committee

Our corporate governance and nominating committee consists of                           .

The functions of our governance and nominating committee include:

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recommending qualified candidates for election to our board of directors;

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evaluating and reviewing the performance of existing directors;

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making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and

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developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

CODE OF ETHICS AND COMMITTEE CHARTERS

We adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

CONFLICTS OF INTEREST

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented." Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

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Since our sponsor owns shares of our common stock which will be released from escrow if a business combination is successfully completed and since our sponsor may own securities which will become worthless if a business combination is not consummated, our board, some of whose members have interests in our sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

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Although our sponsor, officers and directors have no current intentions to make such purchases, other than with respect to the business combination, our sponsor, directors, officers, securityholders or affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

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Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. In connection with the stockholder vote required to approve an initial business combination, our sponsor has agreed to vote any shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, existing stockholder, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval.

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If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our sponsor may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business's management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

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If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation's line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities suitable to the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to use unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to accept such opportunities.

As set forth herein, all of our executive officers are officers of companies, both public and private and related to our sponsor, Wattles Capital, LLC, that perform business activities in the consumer products and retail industry similar to whose which we may perform after consummating a business combination, as well as in other industries in which we may consider a target business.

In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote the shares of common stock owned by him prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our sponsor and our directors and officers have agreed that if they acquire shares of our common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, any shares of common stock acquired by our sponsor or our directors and officers in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, neither our sponsor nor our directors and officers will have redemption rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our dissolution and liquidation. In addition, with respect to shares of common stock owned by our sponsor prior to this offering, including the common stock underlying the insider warrants, he has agreed to waive his respective rights to participate in any liquidation distribution, including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering and not with respect to any shares of common stock acquired in the open market.

While we do not intend to pursue a business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a target business, we would obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

Principal stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

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each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;

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each of our officers and directors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the offering and private placement		After the offering and private placement(1)
Name and address of beneficial owners(2)	Amount and nature of beneficial ownership(3)	Percentage of outstanding common stock	Amount and nature of beneficial ownership(3)	Percentage of outstanding common stock

Wattles Capital, LLC(3)	5,750,000	100.0%	5,000,000	20.0%
Mark J. Wattles(3)
Alexander M. Bond	—	—	—	—
Timothy R. Price	—	—	—	—
All directors and officers as a group (1 persons)	5,750,000	100.0%	5,000,000	20.0%

(1)
Assumes only the sale of 20,000,000 units in this offering, but not the exercise of the 20,000,000 warrants comprising such units or the 5,750,000 insider warrants. Assumes the over-allotment option has not been exercised and, therefore, an aggregate of 750,000 shares of common stock have been forfeited by our sponsor as a result.

(2)
Unless otherwise indicated, the business address of each of the stockholders is 321 West 84th Ave., Suite A, Thornton, CO 80260.

(3)
The sole managing member of Wattles Capital, LLC is Wattles Capital Management, LLC, of which Mr. Wattles, our Chairman and Chief Executive Officer, is the managing member. As a result, Mr. Wattles may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Wattles Capital Management, LLC.

Our sponsor, Wattles Capital, LLC has agreed to purchase 5,750,000 insider warrants prior to the consummation of this offering at the price of $1.00 per warrant for a total purchase price of $5,750,000 in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants will be financed from sponsored funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $5,750,000 purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,750,000 purchase price of the insider warrants will become an asset to be included as a part of the liquidation amount payable to our public stockholders upon the liquidation of the trust account and the insider warrants will expire worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our sponsor's collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our sponsor's collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit up to an aggregate of 750,000 shares of common stock. Our sponsor will be required to forfeit only a number of shares necessary to maintain their collective 20.0% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

On the date of this prospectus, our sponsor will place the shares of common stock it owned prior to this offering and the insider warrants purchased in the private placement into an escrow account maintained by the American Stock Transfer & Trust Company, acting as escrow agent, until the earliest of:

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one year following the consummation of a business combination or earlier if the over-allotment option is not exercised in full or in part in order to have up to 750,000 shares of common stock cancelled; and

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the consummation of a transaction after our initial business combination that results in all of our stockholders at the time of the transaction having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our sponsor will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the insider warrants.

All of the warrants sold in the private placement (and any shares of common stock issued on the exercise of these warrants) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until 30 days after the consummation of the business combination. During the escrow period, the holders of these warrants will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow). If we are forced to liquidate, all of our sponsor's shares and warrant will be cancelled.

Mr. Wattles is deemed to be our "parent" and "promoter," as these terms are defined under the federal securities laws.

Certain relationships and related party transactions

On November 13, 2007, we issued 5,750,000 shares of our common stock to Wattles Capital, LLC, our sponsor, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.004 per share. 750,000 of these 5,750,000 shares are subject to partial or complete forfeiture in the event that the underwriter's over-allotment option is not exercised, either partially or fully.

Our sponsor has agreed to purchase 5,750,000 warrants, or insider warrants, at the price of $1.00 per warrant for a total purchase price of $5,750,000 in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants will be financed from sponsored funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $5,750,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete an initial business combination that meet the criteria described in this prospectus, then the $5,750,000 purchase price of the insider warrants will become an asset to be included as a part of the liquidation amount payable to our public stockholders from our trust account and the insider warrants will expire worthless.

Immediately after this offering and the private placement (whether or not the underwriter's over-allotment option is exercised), our sponsor will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, this stockholder may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

The holders of a majority of: (i) the shares of common stock held by our sponsor and (ii) the shares of common stock issuable upon exercise of the insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed on the date of this prospectus. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain "piggyback" registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

The insider warrants were sold in a private placement pursuant to Regulation D of the Securities Act and are exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our insider warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our sponsor and Mr. Wattles, our Chairman and Chief Executive Officer, have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Despite these obligation we cannot assure you that our sponsor and Mr. Wattles will be able to satisfy these obligations. In the event that the proceeds in the trust account are reduced and our sponsor and Mr. Wattles assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and Mr. Wattles to enforce their indemnification obligations to us as we deem appropriate. While we currently expect that our independent directors would take legal action on our behalf against our sponsor and Mr. Wattles to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor and Mr. Wattles, we cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.90, plus interest then held in the trust account.

Our sponsor has loaned an aggregate of $237,500 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of November 5, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay a monthly fee of $7,500 to our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)                             , 2010 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $7,500 per month to our sponsor for office space and general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the $7,500 per month payable to our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsor, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our sponsor, officers and directors and their affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested "independent" directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of securities

GENERAL

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 5,750,000 shares of common stock will be outstanding, held by our sponsor (750,000 of which are subject to partial or complete forfeiture as described herein). No shares of preferred stock are currently outstanding.

UNITS

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 5th day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC's website after filing. See the section appearing elsewhere in this prospectus entitled "Where you can find additional information."

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

COMMON STOCK

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote the shares of common stock owned by it prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. In addition, our sponsor, existing stockholder, directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval. Accordingly, our sponsor, existing stockholder, directors and officers will not be able to exercise redemption rights with respect to any potential initial business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote of at least 95.0% of the outstanding common stock), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30.0% of the shares of common stock sold in this offering both exercise their redemption rights discussed below and vote against the business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give not less than 10 nor more than 60 days prior written notice of any meeting at which a vote shall be taken to approve a business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50.0% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                           , 2010 [24 months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our sponsor has agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering including the shares of common stock underlying the insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to redeem their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per share redemption price will be equal to the amount in the trust account, which shall include $5,750,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest, franchise taxes, which taxes shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination, and up to $2,500,000 of interest which may be paid out to us as working capital), divided by the number of shares of common stock sold in this offering. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our sponsor, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

PREFERRED STOCK

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

Prior to the consummation of this offering, there will be 5,750,000 warrants outstanding, all of which will be insider warrants.

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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the completion of a business combination; and

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one year from the date of this prospectus.

However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time or earlier upon redemption or liquidation of the trust account.

The warrants shall trade separately from the common stock on the 5th day following the earlier to occur of: (i) the expiration of the underwriters' over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC's website after filing. See the section appearing elsewhere in this prospectus entitled "Where you can find additional information."

We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

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in whole and not in part,

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at a price of $0.01 per warrant at any time after the warrants become exercisable,

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upon not less than 30 days' prior written notice of redemption, and

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if, and only if, the last sales price of our common stock equals or exceeds $14.25 per unit for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The redemption provisions for our warrants have been established at a price which is intended to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

None of the insider warrants are redeemable while held by our sponsor or its permitted assigns.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

The insider warrants were sold in a private placement pursuant to Regulation D of the Securities Act and are exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise such warrants unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our sponsor, Wattles Capital, LLC has agreed to purchase 5,750,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $5,750,000) will be placed in the trust account. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of a business combination, if held by the initial holders or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $5,750,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,750,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and the sponsor, the sponsor agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

DIVIDENDS

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

OUR TRANSFER AGENT AND WARRANT AGENT

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 25,000,000 shares of our common stock outstanding, or 28,750,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 20,000,000 shares sold in this offering, or 23,000,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,750,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 5,750,000 shares of common stock have been placed in escrow until one year following the consummation of an initial business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business. Further, 750,000 of the 5,750,000 shares owned by our sponsor are subject to partial or complete forfeiture in the event that the underwriter's over-allotment option is not exercised, either partially or fully.

Additionally, after this offering there will be 5,750,000 insider warrants outstanding that upon full exercise will result in the issuance of 5,750,000 shares of common stock to the holders of the insider warrants. Such insider warrants and the underlying shares of common stock are subject to registration. See "Registration Rights" below.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

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1.0% of the number of shares of common stock then outstanding, which will equal 250,000 shares of common stock immediately after this offering (or 287,500 if the over-allotment option is exercised in full); and

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

On November 15, 2007, the SEC voted unanimously to adopt final rule changes to shorten the holding periods under Rule 144 for restricted securities of public companies from one year to six months to reduce the cost of capital and to increase access to capital. Specifically, the amendments to Rule 144:

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shorten the holding period for restricted securities of reporting companies to six months;

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substantially simplify Rule 144 compliance for non-affiliates by allowing non-affiliates of reporting companies to freely resell restricted securities after satisfying a six-month holding period (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and by allowing non-affiliates of non-reporting companies to freely resell restricted securities after satisfying a 12-month holding period;

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for affiliates' sales, revise the manner of sale requirements for equity securities and eliminate them for debt securities and relax the volume limitations for debt securities; and

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for affiliates' sales, raise the thresholds that trigger Form 144 filing requirements from 500 shares or $10,000 to 5,000 shares or $50,000.

These amendments will be effective February 15, 2008.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As set forth above, the SEC has adopted amendments to Rule 144 which will, upon effectiveness, permit non-affiliates to sell restricted shares without volume or manner of sale restrictions after 6 months.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Following the effectiveness of the new Rule 144 on February 15, 2008, promoters or affiliates of a blank check company may avail themselves from the exemption from registration provided in Rule 144 provided:

  •
  The issuer ceases to be a shell company;

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  The issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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  The issuer has filed all reports and materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for a shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  At least one year has elapsed from the time that the issuer filed a current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, such restricted shares would include the 5,750,000 shares of common stock (5,000,000 if the 750,000 shares are forfeited as a result of the over-allotment not being exercised) purchased at inception by our sponsor, and the 5,750,000 shares underlying the insider warrants..

Registration rights

The holders of a majority of all of (i) the 5,750,000 shares of common stock (or 5,000,000, assuming no exercise of the over-allotment option and the forfeit of 750,000 shares of common stock by our sponsor) owned or held by our sponsor; and (ii) the 5,750,000 shares of common stock issuable upon exercise of the 5,750,000 insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to our certificate of incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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upon the consummation of this offering, $197,900,000, or $226,850,000 if the underwriters' over- allotment option is exercised in full shall be placed into the trust account which consists of net proceeds of this offering of $192,200,000 (including $7,000,000 of deferred compensation expense to be paid only upon consummation of an initial business combination), net proceeds for the sale of the insider warrants of $5,750,000 less net proceeds of this offering not held in trust of $50,000;

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prior to the consummation of our business combination, we shall submit the business combination to our stockholders for approval;

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we may consummate our business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning up to 30.0% of the shares (minus one share) sold in this offering vote against the business combination and exercise their redemption rights;

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if a proposed business combination is approved and consummated, public stockholders who exercised their redemption rights and voted against the business combination may redeem their shares for cash at the redemption price on the closing date of such business combination;

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if our business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our business combination;

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prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

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the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to our sponsor for office space and certain general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

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we will not to enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

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we may not enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote of at least 95.0% of the outstanding common stock approve an amendment or modification to the foregoing provisions. Additionally our sponsor and board of directors have undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote of at least 95.0% of the outstanding common stock, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

LISTING OF SECURITIES

We have applied to have our units, common stock and warrants listed on the on the AMEX under the symbols "    ", "    " and "    ", respectively. We anticipate that our units will be listed on the AMEX on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the on the AMEX.

DELAWARE ANTI-TAKEOVER LAW

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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a stockholder who owns 15.0% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A "business combination" includes a merger or sale of more than 10.0% of our assets. However, the above provisions of Section 203 do not apply if:

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our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Material U.S. federal income tax considerations

The discussion of tax matters in this prospectus is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal, state or local tax penalties, and was written to support the promotion or marketing of the units. Each taxpayer should seek advice based on such person's particular circumstances from an independent tax advisor.

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to an investment in the units, which, as discussed above under "Description of securities—Units," consist of our common stock and warrants. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax considerations that we assume to be known generally by potential holders or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including:

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certain financial institutions;

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insurance companies;

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dealers and traders in securities or foreign currencies;

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persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

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persons liable for the alternative minimum tax; and

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tax-exempt organizations.

This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, and administrative and judicial interpretations, each as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, which could alter the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") with respect to this offering. This discussion does not discuss any aspects of (i) U.S. estate or gift tax, or (ii) foreign, state, or local tax considerations. This discussion assumes that investors hold our common stock and warrants as capital assets (within the meaning of the Code).

For purposes of this discussion, A "U.S. Holder" is a beneficial owner of our common stock and warrants that is, for U.S. federal income tax purposes:

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a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test in Section 7701(b) of the Code;

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a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that has been created or organized in or under the laws of the United States or any political subdivision thereof;

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a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations; or

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of our common stock and warrants that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective holders of our common stock and warrants that are partners in partnerships should consult their tax advisors with respect to the purchase, ownership and disposition of our common stock and warrants.

Tax matters are very complicated, and the tax consequences to a holder of an investment in our common stock and warrants will depend on that holder's particular situation. Accordingly, potential holders are urged to consult their tax advisors regarding the specific consequences to them of an investment in our common stock and warrants, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

For U.S. federal income tax purposes, each unit will be treated as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment under the anti-dilution provisions set forth in "Description of securities—Warrants," above. In determining their tax basis in a unit, holders should allocate their purchase price for the unit between the common stock and warrant that make up such unit on the basis of their relative fair market values at the time of issuance.

Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. No assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

U.S. HOLDERS

Dividends and distributions

As discussed under "Description of securities—Dividends," above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. To the extent a distribution exceeds our current or accumulated earnings and profits and a U.S. Holder's basis in its common stock, the distribution will be treated as gain realized on the sale or other disposition of the common stock and will be subject to the rules described in the first paragraph under "U.S. holders—Sale or other disposition or conversion of common stock," below.

It is unclear whether the redemption right of the common stock described under "Proposed Business—Effecting a business combination-Redemption rights," above (the "Redemption Right"), will affect a U.S. Holder's ability to satisfy the holding period requirements for (i) the dividends received deduction available to corporations or (ii) the preferential tax rate on "qualified dividend income" available to individuals for tax years ending on or before December 31, 2010 with respect to the period prior to the approval of a business combination.

Sale or other disposition or redemption of common stock

Gain or loss realized by a U.S. Holders on the sale or other disposition of our common stock (other than a redemption under the Redemption Right), and/or upon liquidation in the event we do not consummate a business combination within the required time, generally will be capital gain or loss equal to the difference between the holder's tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses recognized by a U.S. Holder on a sale or other disposition of our common stock will be subject to certain limitations. Capital gain or loss realized by a U.S. Holder on a sale or other disposition of our common stock generally will be long-term capital gain or loss if the U.S. Holder's holding period for the common stock is more than one year. However, the Redemption Right may affect a U.S. Holder's ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the period prior to the approval of a business combination.

If a U.S. Holder elects to have its common stock redeemed for cash pursuant to the exercise of the Redemption Right, such redemption generally will be treated as a sale of the common stock, subject to the rules described in the preceding paragraph, rather than as a dividend or distribution. However, a redemption of a U.S. Holder's common stock pursuant to the Redemption Right will be treated as a dividend or distribution (and taxed as described in "U.S. holders—Dividends and distributions," above) if the U.S. Holder's percentage ownership in us after the redemption is not meaningfully reduced in relation to the U.S. Holder's percentage ownership in us prior to the redemption. For this purpose, a U.S. Holder's percentage ownership includes shares that the U.S. Holder is deemed to own under certain attribution rules, which provide, among other things, that holders are deemed to own any shares that they hold a warrant to acquire. Whether the exercise of the Redemption Right will result in a meaningful reduction in a U.S. Holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation, who exercises no control over corporate affairs, may constitute such a "meaningful reduction." In addition, holders who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to an exercise of the Redemption Right. Prospective U.S. Holders should consult their tax advisors as to whether electing to have their common stock redeemed pursuant to the Redemption Right would be treated as a sale or as a dividend or distribution under the Code, and whether they would be subject to special reporting requirements with respect to the redemption.

Sale or other disposition, exercise or expiration of warrants

Upon the sale or other disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the warrants. This capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or exchange, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder in a sale of warrants will be subject to certain limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a warrant. A U.S. Holder's basis in a share of common stock received upon the exercise of a warrant will be equal to the sum of (i) the U.S. Holder's basis in the warrant and (ii) the exercise price of the warrant. A U.S. Holder's holding period in the common stock received upon exercise of a warrant will commence on the day after the holder exercises the warrant.

If a warrant held by a U.S. Holder expires without being exercised, the holder generally will recognize a capital loss in an amount equal to its basis in the warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder on the expiration of a warrant will be subject to certain limitations.

Constructive dividends on warrants

As discussed under "Description of securities—Dividends," above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we pay a dividend on our common stock while a U.S. Holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in "Description of securities—Warrants," above, the conversion rate of the warrants is increased, such increase will be deemed to be the payment of a taxable dividend to the U.S. Holder to the extent of our earnings and profits, notwithstanding the fact that the holder will not have received any cash or property. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments also could result in the deemed payment of a taxable dividend to U.S. Holders. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the conversion rate of the warrants.

NON-U.S. HOLDERS

Dividends and distributions

As discussed above, under "Description of Securities—Dividends," we have not made any distribution on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock treated as a taxable dividend to a Non-U.S. Holder (including any distributions treated as dividends on the warrants as described in "U.S. Holders—Constructive dividends on warrants" above), such dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend.

However, the 30% withholding tax rate generally will not apply to dividends paid to a Non-U.S. Holder if the Non-U.S. Holder is eligible for a reduced rate of withholding, or exemption from withholding, under an applicable U.S. income tax treaty, and the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate or exemption (usually on an IRS Form W-8BEN). In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Sale or other disposition of our common stock and warrants" below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

Further, a dividend paid to a Non-U.S. Holder generally will not be subject to U.S. withholding tax to the extent that such dividend is "effectively connected" with the Non-U.S. Holder's conduct of a "trade or business within the United States" (within the meaning of the Code), and provided that the Non-U.S. Holder complies with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). However, dividends that are exempt from U.S. withholding tax because they are effectively connected with a trade or business in the United States generally will be subject to U.S. federal income tax on a net-basis at the same graduated individual or corporate rates applicable to U.S. persons. Similarly, if the Non-U.S. Holder qualifies for the benefits of a U.S. income tax treaty, and such dividends are attributable to a "permanent establishment" (as defined under the treaty) maintained by the Non-U.S. Holder in the United States, the dividends generally will be subject to the same graduated individual or corporate rates applicable to U.S. persons. If a Non-U.S. Holder is a corporation, dividends received from us by such holder that are treated as effectively connected income or income attributable to a permanent establishment may also be subject to the branch profits tax at a rate of 30% (or a lower rate specified by an applicable U.S. income tax treaty).

Sale or other disposition of our common stock and warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

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Such gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the holder in the United States); or

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We are or have been a "United States Real Property Holding Corporation" (a "USRPHC") for U.S. federal income tax purposes, and, if our common stock and warrants are "regularly traded" (within the meaning of applicable Treasury Regulations), the Non-U.S. Holder selling or otherwise disposing of our common stock or warrants holds or has held, actually or constructively, more than 5% of our total outstanding common stock or warrants at any time during the preceding five-year period.

If the gain of the sale or other disposition by a Non-U.S. Holder of our common stock or warrants is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States (or, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the holder in the United States), such gain generally will be subject to U.S. federal income tax on a net-basis at the same rates applicable to U.S. persons, unless an applicable U.S. tax treaty provides otherwise. If a Non-U.S. Holder is a corporation, the 30% branch profits tax also may apply to such effectively connected gain (which may be reduced under an applicable U.S. income tax treaty).

Because the determination of whether we are a USRPHC is based on the composition of our assets from time to time (including the nature of any assets acquired in a business combination), we can provide no assurance that we will not become a USRPHC.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with the payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock and warrants. U.S. Holders must provide appropriate certification to avoid U.S. federal backup withholding. In addition, Non-U.S. Holders may need to comply with certain certification procedures to establish that they are not U.S. persons (within the meaning of the Code) in order to avoid information reporting and backup withholding tax requirements. The certification procedures a Non-U.S. Holder must follow to claim a reduced rate of withholding tax under a U.S. tax treaty, discussed above under "Non-U.S. holders—dividends and distributions," generally will satisfy the certification requirements necessary to avoid the backup withholding tax, as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder that result in an overpayment of taxes generally will be refunded, or credited against the holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Underwriting

UBS Securities LLC and Ladenburg Thalmann & Co. Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriters' name:

Underwriters	Number of units
UBS Securities LLC

Ladenburg Thalmann & Co. Inc.

Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units. The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $         per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction.

In addition, each holder of the initial shares and the insider warrants has agreed to certain transfer restrictions affecting its shares and warrants as further described in "Principal stockholders."

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units listed on the AMEX under the symbol "             .U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols "             " and "             .WS," respectively. Trading of the units on the AMEX is expected to commence on             , 2008.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	No exercise	Full exercise
Per Unit	$0.70	$0.70
Total	$14,000,000	$16,100,000

The amounts paid by us in the table above include $7,000,000 in deferred underwriting discounts and commissions (or $8,050,000 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete a business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering and subject to the above limitations, UBS Securities LLC, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of units made in an amount up to the number of units represented by the underwriters' over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when UBS Securities LLC repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the AMEX or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $800,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. UBS Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

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to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

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to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

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in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an "offer of units to the public" in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

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released, issued, distributed or caused to be released, issued or distributed to the public in France or

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used in connection with any offer for subscription or sale of the units to the public in France.

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Such offers, sales and distributions will be made in France only

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to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

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to investment services providers authorized to engage in portfolio management on behalf of third parties or

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in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

OTHER TERMS

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

Legal matters

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Clifford Chance US LLP is acting as counsel for the underwriters in this offering.

Experts

The financial statements of Wattles Acquisition Corp. as of December 5, 2007 and for the period from November 5, 2007 (inception) through December 5, 2007, appearing in this prospectus and the related registration statement have been audited by Marcum & Kliegman, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Wattles Acquisition Corp. (A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet as of December 5, 2007	F-3
Statement of Operations for the Period November 5, 2007 (Inception) through December 5, 2007	F-4
Statement of Changes in Stockholders' Equity for the Period November 5, 2007 (Inception) through December 5, 2007	F-5
Statement of Cash Flows for the Period November 5, 2007 (Inception) through December 5, 2007	F-6
Notes to Financial Statements	F-7—F-13

Wattles Acquisition Corp. (A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Wattles Acquisition Corp.

We have audited the accompanying balance sheet of Wattles Acquisition Corp. (a development stage company) (the "Company") as of December 5, 2007, and the related statements of operations, changes in stockholders' equity and cash flows for the period from November 5, 2007 (inception) through December 5, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wattles Acquisition Corp. (a development stage company), as of December 5, 2007, and the results of its operations and its cash flows for the period from November 5, 2007 (inception) through December 5, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital as of December 5, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
Melville, New York
December 20, 2007

Wattles Acquisition Corp. (A Development Stage Company)

BALANCE SHEET

December 5, 2007

ASSETS
Assets:
Current assets—cash	$225,000
Deferred offering costs	50,000

Total assets	$275,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	12,500
Loan payable to stockholder	237,500

Total current liabilities	251,000

Commitments and contingencies
Stockholder's equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value
Authorized 75,000,000 shares
Issued and outstanding 5,750,000(1) shares	575
Additional paid in capital	24,425
Deficit accumulated during the development stage	(1,000)

Total stockholders' equity	24,000

Total liabilities and stockholders' equity	$275,000

(1)
This includes an aggregate of 750,000 shares of common stock subject to forfeiture by sponsor to the extent that the underwriter's over-allotment is not exercised in full so that our sponsor collectively owns 20% of the issued and outstanding shares of common stock after the offering

The accompanying notes are an integral part of these financial statements.

Wattles Acquisition Corp. (A Development Stage Company)

STATEMENT OF OPERATIONS

For the period November 5, 2007 (inception) through December 5, 2007

Formation and operating costs	$1,000

Net loss	$(1,000)

Weighted average number of common shares outstanding—basic and diluted(1)	5,750,000

Basic and diluted net loss per share	$(0.00)

(1)
This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our sponsor to the extent that the underwriter's over-allotment is not exercised in full so that our sponsor collectively owns 20% of the issued and outstanding shares of common stock after the offering.

The accompanying notes are an integral part of these financial statements.

Wattles Acquisition Corp. (A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the period November 5, 2007 (inception) through December 5, 2007

	Common stock(1)			Deficit accumulated during the development stage
			Additional paid-in capital		Total stockholders' equity
	Shares	Amount

Balance at November 5, 2007	—	$—	$—	$—	$—
Common shares issued at inception at $0.004 per share(1)	5,750,000	575	24,425		25,000
Net loss during the period				(1,000)	(1,000)

Balance at December 5, 2007	5,750,000	$575	$24,425	$(1,000)	$24,000

(1)
This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our sponsor to the extent that the underwriter's over-allotment is not exercised in full so that our sponsor collectively owns 20% of the issued and outstanding shares of common stock after the offering.

The accompanying notes are an integral part of these financial statements.

Wattles Acquisition Corp. (A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period November 5, 2007 (inception) through December 5, 2007

Cash flows from operating activities
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	1,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	25,000
Proceeds from loan payable to stockholder	237,500
Payment of deferred offering costs	(37,500)

Net cash provided by financing activities	225,000

Net increase in cash	225,000
Cash at beginning of period	—

Cash at end of period	$225,000

Supplemental disclosure of non-cash financing activity
Accrual of additional deferred offering costs:
Deferred offering costs	$12,500
Accrued offering costs	(12,500)

The accompanying notes are an integral part of these financial statements.

Wattles Acquisition Corp. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 5, 2007

1. Organization, business operations and significant accounting policies; going concern consideration

Wattles Acquisition Corp. (the "Company") was incorporated in the State of Delaware on November 5, 2007 as a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets (a "Business Combination"). The Company is a development stage company and is subject to the risks associated with development stage companies.

At December 5, 2007, the Company had not yet commenced any operations. All activity through December 5, 2007 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") of 20,000,000 units ("Units") at $10.00 per Unit which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.90 per Unit (or $9.86 if the underwriters' over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors (other than our independent accountants), prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements The remaining net proceeds of $50,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $2,500,000 of the interest earned on the amounts held in the trust account (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) will be released to the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company's other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company's liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company's second amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Offering, in the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the

Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders") have agreed to vote all of their founders' common stock (the "Founders' Common Stock") in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares into cash from the Trust Account. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 30% (less one share) of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company's Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the date upon which the SEC declares the registration statement effective (the "Effective Date"). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The Company's existing stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the proposed initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the proposed initial public offering.

Loss per share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Stock-based compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment," ("SFAS 123(R)"). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Concentration of credit risk

SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk," requires disclosure of significant concentrations of credit risks regardless of the degree of risk. At December 5, 2007, financial instruments that potentially expose the Company to credit risk consist of cash. The company maintains its cash balances in various financial institutions. The Federal Deposit Insurance Corporation insures balances up to $100,000. At December 5, 2007, the uninsured balances amounted to $125,000. Management believes the risk of loss to be minimal.

New accounting pronouncements:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its future financial position, results of operations and cash flows and is currently not in a position to determine such effects.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115" ("SFAS No. 159"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 159. The Company is currently evaluating the expected effect of SFAS 159 on its future financial position, results of operations and cash flows and is currently not yet in a position to determine such effects.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Income taxes

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. No provision for current or deferred income taxes was required at December 5, 2007 or for the initial interim periods then ended.

The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal and the State of Colorado as its "major" tax jurisdictions, as defined. Based on the Company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. Since the Company was incorporated on November 5, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from November 5, 2007 (inception) through December 5, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company's financial position, results of operations and cash flows.

Going concern considerations:

At December 5, 2007, the Company had $225,000 in cash and a working capital deficiency of $26,000. Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Proposed public offering

The Proposed Offering calls for the Company to offer for public sale 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or one year from the Effective Date of the registration statement and expiring four years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units (since the Warrants may expire worthless).

3. Deferred offering costs

Deferred offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4. Related party transactions

As of December 5, 2007, our sponsor, Wattles Capital, LLC, had loaned the Company $237,500, in the aggregate. The note is non-interest bearing and payable on the earlier of November 5, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the loan, the fair value of the loan approximates its carrying amount.

The Company presently occupies office space provided by Wattles Capital, LLC, a company owned by two individuals who are officers and stockholders of the Company. This affiliate has agreed that, until the consummation of a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be requested by the Company from time to time. Commencing upon the Effective Date, the Company has agreed to pay such affiliate $7,500 per month for such services.

5. Commitments and contingencies

The Company intends on entering into an agreement with the underwriters of the Proposed Offering (the "Underwriting Agreement"). The Underwriting Agreement requires the Company to pay 7.0% of the gross proceeds of the Proposed Offering as an underwriting discount. However, the underwriters have agreed that 3.5% of the underwriting discount will not be payable unless and until the Company completes an initial Business Combination. The Company will pay an underwriting discount of 3.5% in connection with the consummation of the Proposed Offering and will place 3.5% of the gross proceeds in the Trust Account. The Company will not pay any discount related to the warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company's liquidation if it is unable to complete a Business Combination.

The Company has granted the underwriters a 30-day option to purchase up to 3,000,000 additional units to cover the over-allotment.

Pursuant to proposed letter agreements with the Company, the Initial Stockholders have waived their right to receive distributions with respect to the Founders' Common Stock upon the Company's liquidation.

The Initial Stockholders have agreed to purchase from the Company, in the aggregate, 5,750,000 warrants for $5,750,000 (the "Sponsor Warrants"). The purchase and issuance of the Sponsor Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsor Warrants are identical to the warrants included in the units being sold in this offering, except that (i) the Sponsor Warrants are non-redeemable so long as they are held by the sponsor or its permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions.

The Initial Stockholders, holders of the Sponsor Warrants (or underlying securities) will be entitled to registration rights with respect to the Founders' Common Stock or Sponsor Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the Effective Date of the Proposed Offering. The holders of the majority of the Founders' Common Stock are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders' Common Stock is to be released from escrow. The holders of the Sponsor Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholder and holders of the Sponsor Warrants (or underlying securities) have certain "piggyback" registration rights on registration statements filed after the Company's consummation of a Business Combination.

6. Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company's certificate of incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7. Common stock

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $.0001 per share.

On November 5, 2007, Wattles Capital, LLC, an affiliate of Mark J. Wattles, our Chairman of the Board of Directors, acquired 5,750,000 shares of our common stock for an aggregate of $25,000, at a purchase price of approximately $0.004 per share. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our sponsor to the extent that the underwriters' over-allotment option is not exercised in full so that our sponsor will own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering).

Our sponsor has agreed to (i) waive any right to receive a liquidation distribution with respect to the founders' shares in the event we fail to consummate an initial business combination and (ii) vote the founders' shares in accordance with the majority of the ordinary shares voted by our public shareholders in connection with the vote on any initial business combination.

Wattles Capital, LLC, our sponsor, has agreed to purchase 5,750,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $5,750,000) will be placed in the trust account. The Company believes the purchase price of these warrants approximates the fair value of such warrants. The insider warrants will be identical to those sold in this offering except that (i) the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns and (ii) the insider warrants may be exercised on a "cashless" basis at any time after the consummation of a business combination, if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until 30 days following the consummation of a business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

We have reserved 28,750,000 shares of common stock for issuance to cover shares underlying warrants included in the units sold in the Proposed Offering (which includes 3,000,000 if the over-allotment is exercised in full) and shares underlying the insider warrants.

8. Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

Until                           , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

TABLE OF CONTENTS

Prospectus summary	1
Summary financial data	26
Risk factors	28
Use of proceeds	59
Dilution	64
Capitalization	66
Management's discussion and analysis of financial conditions and results of operations	67
Proposed business	73
Management	96
Principal stockholders	103
Certain relationships and related transactions	105
Description of securities	108
Underwriting	124
Legal matters	128
Experts	128
Where you can find additional information	128
Financial statements	F-1

$200,000,000

WATTLES ACQUISITION CORP.

20,000,000 Units

PROSPECTUS

UBS Investment Bank

Ladenburg Thalmann & Co. Inc.

                           , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee(1)	$1,000
SEC registration fee	12,357
FINRA filing fee	40,750
AMEX Filing fee	$70,000
Accounting fees and expenses	$60,000
Printing and engraving expenses	$60,000
Legal fees and expenses(2)	$275,000
Miscellaneous(3)	281,893

Total	$801,000

    (1)
    In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant's common stock, approximately $2,400 for acting as the warrant agent of the registrant's warrants, and approximately $1,800 for acting as escrow agent.

    (2)
    Includes a portion of the legal fees ($100,000) related to the offering that is being deferred and will be paid upon consummation of a business combination.

    (3)
    This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

        Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Wattles Capital, LLC	5,750,000
Total	5,750,000

        Such shares of common stock were issued on November 5, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.004 per share. No underwriting discounts or commissions were paid with respect to such sales. 750,000 of such shares are subject to partial or complete forfeiture in the event that the underwriter's over-allotment option is not exercised, either partially or fully.

        Prior to the consummation of the offering our sponsor will purchase 5,750,000 insider warrants from us. These insider warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit. Our sponsor has subscribed for and, prior to the consummation of the offering, will purchase the insider warrants.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our sponsor's collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our sponsor's collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement. A proportional number (i) of such increased number of shares will be placed into escrow and will be subject to partial or complete forfeiture in the event that the underwriter's over-allotment option is not exercised, either partially or fully; or (ii) of such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriter's over-allotment option is not exercised, either partially or fully.

Item 16. Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  i.
  If the registrant is relying on Rule 430B:

  A.
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  B.
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      ii.
      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of December, 2007.

WATTLES ACQUISITION CORP.
By:	/s/ MARK J. WATTLES Name: Mark J. Wattles Title: Chairman and Chief Executive

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Wattles his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ MARK J. WATTLES Mark J. Wattles	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 21, 2007
/s/ ALEXANDER M. BOND Alexander M. Bond	Treasurer and Director (Principal Financial and Accounting Officer)	December 21, 2007
/s/ TIMOTHY R. PRICE Timothy R. Price	Secretary	December 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between American Stock Transfer & Trust Company and the Registrant.
10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and Wattles Capital, LLC.
10.3	Form of Registration Rights Agreement among the Registrant and Wattles Capital, LLC.
10.4	Form of Letter Agreement by and between the Registrant and the Sponsor.
10.5	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant.
10.10	Administrative Services Agreement between the Registrant and Sponsor.*
10.11	Subscription Agreement between the Registrant and the Sponsor.
10.12	Promissory Note, dated November 13, 2007, issued to Sponsor in the amount of $237,500.
10.13	Securities Subscription Agreement between the Registrant and Sponsor.
14	Code of Business Conduct and Ethics.
23.1	Consent of Marcum & Kliegman.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.
99.2	Corporate Governance and Nominating Committee Charter.

*
To be filed by amendment.

QuickLinks

Prospectus summary
The offering
Risks
Summary financial data
Risk factors
Cautionary note regarding forward-looking statements
Use of proceeds
Dilution
Capitalization
Management's discussion and analysis of financial condition and results of operations
Proposed business
Comparison to offerings of blank check companies
Management
Principal stockholders
Certain relationships and related party transactions
Description of securities
Material U.S. federal income tax considerations
Underwriting
Legal matters
Experts
Where you can find additional information
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Wattles Acquisition Corp. (A Development Stage Company) BALANCE SHEET
Wattles Acquisition Corp. (A Development Stage Company) STATEMENT OF OPERATIONS
Wattles Acquisition Corp. (A Development Stage Company) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the period November 5, 2007 (inception) through December 5, 2007
Wattles Acquisition Corp. (A Development Stage Company) STATEMENT OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS